UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
XOMA ROYALTY CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

XOMA ROYALTY CORPORATION

2200 Powell Street, Suite 310

Emeryville, California 94608

(510) 204-7200

To our stockholders:

You are cordially invited to attend the annual meeting of stockholders of XOMA Royalty Corporation to be held on May 21, 2026, virtually via live audio webcast at www.virtualshareholdermeeting.com/XOMA2026 at 9:00 a.m. Pacific Time. The meeting will be held online only.

Details of the business to be conducted at the annual meeting are provided in the Notice of the Annual Meeting of Stockholders and proxy statement. Also, for your information, we are making available online at www.proxyvote.com, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our proxy statement. We are providing our stockholders with access to our proxy materials via the internet, which reduces the amount of paper necessary to produce these materials as well as costs associated with mailing these materials to stockholders. Accordingly, on or about March 30, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”), to stockholders of record as of the close of business on March 25, 2026, and will have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, stockholders may choose to access our proxy materials on that website, and any stockholder may request a printed set of such materials.

We hope that you will attend the online annual meeting. In any event, please promptly vote your shares by submitting your proxy via the internet at the address listed on the Notice or, if you requested printed proxy materials, by telephone or by signing, dating and returning the proxy card or voting instruction form.

Sincerely yours,

Owen Hughes Chief Executive Officer

XOMA ROYALTY CORPORATION

2200 Powell Street, Suite 310

Emeryville, California 94608

(510) 204-7200

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 9:00 A.M. PACIFIC TIME ON MAY 21, 2026

To the stockholders of XOMA Royalty Corporation:

The annual meeting of stockholders of XOMA Royalty Corporation, a Nevada corporation (“XOMA” or the “Company”), will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/XOMA2026 on May 21, 2026 at 9:00 a.m. Pacific Time, for the following purposes:

1.	To elect the seven director nominees named in the proxy statement to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified (“Proposal 1”);

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 2”);

3.	To approve an amendment and restatement of the 2010 Long Term Incentive and Stock Award Plan (“Proposal 3”);

4.	To approve the 2026 Employee Stock Purchase Plan (“Proposal 4”);

5.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (“Proposal 5”); and

6.	To consider and transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors (the “Board”) has fixed the close of business on March 25, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, this meeting and at any adjournments or postponements thereof.

Instructions for accessing the virtual annual meeting are provided in the proxy statement. Unless otherwise announced differently at the meeting or on the meeting website, in the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the annual meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Nevada Revised Statutes, or that otherwise makes it advisable to adjourn the annual meeting, the meeting chair or secretary will convene the meeting at 10:00 a.m. Pacific Time on the date specified above at 801 Bridgeway, Sausalito, CA 94965, solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at investors.xoma.com.

By Order of the Board of Directors,

/s/ Maricel Montano
Maricel Montano
Chief Legal Officer and Corporate Secretary

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote online or, if you requested printed copies of the proxy materials, by telephone or by completing, dating, signing and returning the proxy card or voting instruction form mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY SUMMARY AND VOTING ROADMAP

PROPOSAL 1 – Election of Directors	The Board recommends a vote FOR each nominee See page 5 for additional information

Why the Board recommends that you support our nominees

•

Our Board has nominated the seven director nominees named in the proxy statement to serve until the 2027 Annual Meeting of Stockholders. In line with governance best practices, all members of the Board stand for election annually.

•

The Board believes that these nominees have the appropriate mix of skills, experience and backgrounds to create a well-balanced Board that can help drive and oversee execution of the Company’s strategy.

PROPOSAL 2 – Independent Auditor Ratification	The Board recommends a vote FOR this proposal See page 15 for additional information

Why the Board recommends that you support this proposal

•

Our Audit Committee undertakes a robust review before engaging the independent auditor each year, considering factors such as the auditor’s independence, performance, quality, candor, capability, expertise and appropriateness of fees.

•

Following this review, our Audit Committee selected Deloitte & Touche as our independent auditor for 2026, and they have served in this capacity since 2018.

PROPOSAL 3 – Equity Plan Amendment	The Board recommends a vote FOR this proposal See page 17 for additional information

Why the Board recommends that you support this proposal

•

The proposal will increase the share pool under our broad-based equity incentive plan by 425,000 shares, which we believe is reasonable as it represents additional stockholder dilution of only 2.5% of shares outstanding (inclusive of 5,003,000 shares of common stock issuable upon conversion of all outstanding Series X Preferred Stock), and based on our current burn rate, we estimate it will last for the next year.

•

In addition, the proposal will extend the plan term for a new 10-year period.

PROPOSAL 4 – Approval of 2026 ESPP	The Board recommends a vote FOR this proposal See page 26 for additional information

Why the Board recommends that you support this proposal

•

The 2026 ESPP serves as an important component of our employee compensation program, as it helps to attract and retain employees by providing eligible employees with the opportunity to become Company stockholders at favorable prices and participate in the Company’s success, aligning the interest of participating employees with those of stockholders.

PROPOSAL 5 – Say on Pay	The Board recommends a vote FOR this proposal See page 31 for additional information

Why the Board recommends that you support this proposal

•

Our Compensation Committee believes our executive compensation policies and practices are effective in attracting, motivating and retaining outstanding individuals and aligning their success with that of our stockholders.

•

We seek to create alignment between executive compensation and the interests of our stockholders through a focus on incentive compensation programs that tie pay to our near-term and longer-term performance.

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to Be Held on May 21, 2026. The proxy statement and Annual Report on Form 10-K for the year ended December 31, 2025 are available at www.proxyvote.com.

Forward-Looking Statements. The proxy statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the proxy statement are forward-looking statements, including statements about the Company’s Board, corporate governance practices, executive compensation program and equity compensation utilization. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results or outcomes to differ materially from the forward-looking statements expressed or implied in the proxy statement. Such risks, uncertainties and other factors include those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the proxy statement.

XOMA ROYALTY CORPORATION

PROXY STATEMENT

TO THE STOCKHOLDERS:

The enclosed proxy is solicited on behalf of the Board of XOMA for use at the annual meeting of stockholders to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/XOMA2026 at 9:00 a.m. Pacific Time on May 21, 2026, or any adjournment or postponement thereof, at which stockholders of record holding shares of common stock at the close of business on March 25, 2026 will be entitled to vote. At the close of business on March 25, 2026, the Company had 11,915,730 shares of common stock, par value $0.0075 per share (the “Common Stock”), issued and outstanding. Holders of Common Stock are entitled to one vote for each share held.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, instead of mailing a printed copy of our proxy materials, including our Annual Report on Form 10-K, to each stockholder of record, we have decided to provide access to these materials via the internet. This method reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials. Accordingly, on or about March 30, 2026, we will begin mailing a Notice to stockholders of record as of the close of business on March 25, 2026, and will post our proxy materials on the website referenced in the Notice (www.proxyvote.com). Stockholders of record will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

How do I attend the annual meeting?

The meeting will be held virtually on May 21, 2026 at 9:00 a.m. Pacific Time via live audio webcast at www.virtualshareholdermeeting.com/XOMA2026. You are entitled to attend the annual meeting if you were a stockholder as of the close of business on March 25, 2026, the record date, or hold a valid proxy for the meeting. To be admitted to the annual meeting, you will need the 16-digit control number included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact the bank, broker or other institution where you hold your account well in advance of the meeting (preferably at least five days before the annual meeting) to obtain a “legal proxy” in order to be able to attend, participate in or vote at the annual meeting.

We encourage you to access the annual meeting before it begins. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting, including to vote, ask questions and view the list of registered stockholders as of the record date during the meeting. Information on how to vote before and during the annual meeting is discussed below.

How do I ask questions at the annual meeting?

During the annual meeting, you may submit questions online by using the question box on the virtual meeting website at www.virtualshareholdermeeting.com/XOMA2026. We will respond to as many inquiries at the annual meeting as time allows that comply with the meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

What if I have technical difficulties or trouble accessing the virtual meeting website?

If you encounter any difficulties accessing the virtual annual meeting webcast during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting website log-in page.

What if I cannot virtually attend the annual meeting?

You may vote your shares electronically before the meeting by internet, or, if you requested a printed copy of the proxy materials, by proxy card or voting instruction form, or by telephone as described below. You do not need to access the annual meeting webcast to vote if you submitted your vote in advance of the annual meeting.

Will a list of stockholders of record as of the record date be available?

At least ten days before the Annual Meeting, a list of our stockholders of record as of the close of business on the record date will be available for examination by any stockholder of record for any legally valid purpose at our headquarters. During the meeting, the list will be available on the meeting webpage at www.virtualshareholdermeeting.com/XOMA2026.

How may I vote my shares?

Stockholder of record: shares registered in your name

If you are a stockholder of record, you may vote online at the annual meeting, vote by proxy over the internet, or if you requested a printed copy of the proxy materials, you may also vote by proxy over the telephone or by completing and returning the proxy card.

To vote using the proxy card, simply complete, sign and date the proxy card, and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct us to.

To vote over the telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the Company number and control number from the Notice or proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 20, 2026 to be counted (for shares held in a 401(k) Plan, your vote must be received by 11:59 p.m. Eastern Time on May 18, 2026 to be counted).

To vote through the internet prior to the annual meeting, you may vote at www.proxyvote.com by following the instructions on the website. You will be asked to provide the Company number and control number from the Notice or proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on May 20, 2026 to be counted (for shares held in a 401(k) Plan, your vote must be received by 11:59 p.m. Eastern Time on May 18, 2026 to be counted).

To vote through the internet during the annual meeting, please follow the instructions at www.virtualshareholdermeeting.com/XOMA2026. You will need to enter the 16-digit control number included on your Notice, proxy card or notice you receive in the email sending you the proxy statement.

Beneficial owner: shares registered in the name of a broker or bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.

What if I sign and return a proxy card or otherwise vote but do not make specific choices?

Stockholder of record: shares registered in your name

If you sign and return your proxy card with no further instruction and do not hold your shares beneficially through a broker, bank or other nominee, your shares will be voted in accordance with the Board’s recommendations on all proposals.

Beneficial owner: shares registered in the name of a broker or bank

If you are the beneficial owner and do not direct your broker, bank or other agent how to vote your shares, your broker, bank or other agent will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, bank or other agent is not entitled to vote your shares with respect to “non-routine” proposals, which can result in a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank or other agent how to vote your shares on all proposals to ensure that your vote is counted.

Can I revoke my proxy?

Stockholder of record: shares registered in your name

Yes. You can revoke your proxy at any time before the closing of the polls at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may send a timely written notice of such revocation to the Secretary of the Company at the Company’s principal executive office: 2200 Powell Street, Suite 310, Emeryville, California 94608.

•	You may attend the annual meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

•	You may submit a properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

Your last timely submitted vote is the one that will be counted.

Beneficial owner: shares registered in the name of a broker or bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent with respect to changing your vote.

What does it mean if I receive more than one Notice, proxy card or voting instructions?

If you receive more than one Notice, proxy card or voting instructions, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice, proxy card or voting instructions and cast your vote with respect to each Notice, proxy card or voting instructions to ensure that all of your shares are voted.

What is the quorum requirement?

A quorum of stockholders is required to hold a valid meeting. The presence, virtually or by proxy, of at least a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or holders of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote may adjourn the meeting to another date.

How many votes are needed to approve each proposal and how are votes counted?

•

Proposal 1 – This proposal requires an affirmative vote of the plurality of the votes cast; as such, votes withheld and broker non-votes, if any, will have no effect on the outcome of the proposal. “Plurality” means that the seven nominees who receive the highest number of votes cast “FOR” are elected as directors. Stockholders do not have cumulative voting rights for the election of directors.

•	Proposal 2 – This proposal requires the affirmative vote of the majority of the votes cast; as such, abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal.

•	Proposal 3 – This proposal requires the affirmative vote of the majority of the votes cast; as such, abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal.

•	Proposal 4 – This proposal requires the affirmative vote of the majority of the votes cast; as such, abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal.

•	Proposal 5 – This proposal requires the affirmative vote of the majority of the votes cast; as such, abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal.

Who will count the votes?

Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed for the annual meeting.

Who is paying for this proxy solicitation?

The Company will bear the cost of the solicitation of stockholder votes, including preparation, assembly, printing and delivery of this proxy statement, the proxy card and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse brokers, fiduciaries or custodians for the cost of forwarding such proxy materials to beneficial owners. Sodali & Co has been retained to assist in soliciting proxies for a fee that we currently anticipate to be $10,000 plus distribution costs, costs related to any additional solicitation efforts we may determine to undertake and other expenses. The solicitation of proxies may be supplemented by telephone, electronic or personal solicitation by directors, officers or employees of the Company for no additional compensation.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board currently consists of seven directors. Each director nominee to be elected and qualified will hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, or, if sooner, until their death, resignation or removal.

The nominees for the Board nominated for election by our Board, as recommended by the Nominating & Governance Committee, are set forth below. Each person nominated for election was previously elected by our stockholders at our 2025 annual meeting of stockholders. There are no family relationships among any of our directors or executive officers.

Each person nominated for election has agreed to serve if elected, and the Company’s management has no reason to believe that any of the nominees listed below will be unable to serve. In the event any nominee should become unable or, for good cause, unwilling to serve, the proxies will be voted for any such substitute nominee as may be designated by the Board to fill the vacancy, or the Board may decrease the size of the Board. Unless otherwise instructed, the proxy holders will vote all proxies received by them “FOR ALL” the nominees for director listed below.

Nominees to the Board

Name	Title	Age (as of March 30, 2026)
Owen Hughes	Chief Executive Officer	51
Jack L. Wyszomierski	Chairman of the Board	70
Heather L. Franklin	Director	60
Natasha Hernday	Director	54
Barbara Kosacz	Director	68
Joseph M. Limber	Director	73
Matthew D. Perry	Director	53

Owen Hughes was appointed Chief Executive Officer in January 2024 after serving as our Executive Chairman of the Board and Interim Chief Executive Officer since January 2023. Mr. Hughes has served as the Chief Executive Officer of Sail Bio, Inc., a private biotechnology company focused on addressing toxic proteinopathies, since February 2022 and served as the Chief Executive Officer and co-founder of Cullinan Therapeutics, Inc. (formerly Cullinan Oncology, Inc.), a publicly-traded oncology company, from September 2017 to October 2021. Previously, Mr. Hughes served as the Chief Business Officer and Head of Corporate Development at Intarcia Therapeutics, Inc., a biotechnology company focused on type II diabetes, from February 2013 to August 2017. Prior to his operating roles, Mr. Hughes spent 16 years on Wall Street in various capacities, including roles at Brookside Capital, an operating division of Bain Capital, and Pyramis Global Advisors, a Fidelity Investments Company. Mr. Hughes has served as the Chairman of the Board of Ikena Oncology, Inc., a formerly publicly-traded oncology company, since December 2022 and as a member of the Board of Directors of C4 Therapeutics, a publicly traded biopharmaceutical company, since December 2023. Mr. Hughes served on the Board of Radius Health, Inc., a formerly publicly-traded biopharmaceutical company, from April 2013 to August 2022, until its sale to Gurnet Point Capital and Patient Square Capital; Translate Bio, Inc., a messenger RNA therapeutics company, from July 2016 until its acquisition by Sanofi in September 2021; and FS Development Corp. II, a special purpose acquisition company sponsored by Foresite Capital, from February 2021 to December 2021. Mr. Hughes received a B.A. in History from Dartmouth College.

Mr. Hughes brings to the Board significant leadership experience with biopharmaceutical companies, including serving as chief executive officer of multiple companies, expertise as a founder and leader of an oncology company, and extensive experience in corporate development and strategic and financial planning.

Heather L. Franklin has been a director since August 2021. Ms. Franklin has over 30 years of broad biotechnology expertise. Since January 2025, she has served as Managing Director of 3D Chess Advisory LLC, a consulting firm focused on structuring and negotiation of licensing and acquisition transactions, and since February 2025, she has served as Executive Chairperson for Presage Biosciences Inc., a private biotechnology company. Previously, she was the founder of Blaze Bioscience, Inc. and led the company from its infancy to becoming a late clinical stage biotechnology company, and most recently served as its Executive Board Chair and as President and Chief Executive Officer from 2011 through 2024. She previously served as a member of the Board for Life Science Washington from 2020 through 2024. Prior to establishing Blaze Bioscience, Ms. Franklin spent 10 years at ZymoGenetics in positions of increasing responsibility, ultimately serving as Senior Vice President, Business Development. She was a member of the executive management team and was responsible for program management, strategic planning, pipeline marketing and business development, including structuring and negotiating in- and out-licenses and collaboration agreements for products at all stages of development from research through commercial. Earlier in her career, she held roles in program management at Amgen and Targeted Genetics. Ms. Franklin received her M.B.A. from The Wharton School of the University of Pennsylvania, her M.S. from the University of Washington and her B.S. from University of North Carolina at Chapel Hill.

Ms. Franklin brings to the Board extensive executive management experience, including varied aspects of operations management, including financial oversight, as well as early to late-stage licensing and M&A expertise for public and private companies in the biotechnology industry.

Natasha Hernday has been a director since July 2020. Ms. Hernday was the Chief Business Officer and a member of the Executive Committee for the formerly publicly-traded biotechnology company Seagen, Inc., where she worked from 2011 to 2023. She helped execute the sale of Seagen to Pfizer in 2023 and was a member of the executive integration planning team to merge the two oncology businesses. From 1994 through 2010, after starting her career in molecular and mammalian cell biology, Ms. Hernday served in various roles of increasing responsibility at Amgen Inc., including as Director, Mergers & Acquisitions and as Director, Out-Partnering. She serves as the chair of the Board of Directors of Firefly Bio, Inc., a private biotechnology company, and on the Knight Campus External Advisory Board for the University of Oregon, and previously served on the Boards of PDL BioPharma, Inc. and Alpine Immune Sciences, Inc. Ms. Hernday received her B.A. in microbiology from the University of California at Santa Barbara and M.B.A. from Pepperdine University.

Ms. Hernday brings to the Board strong leadership experience in the biotechnology industry, including extensive experience advising biotechnology companies on matters of leadership, corporate strategy, financial planning and business development, such as collaborations, mergers and acquisitions.

Barbara Kosacz has been a director since January 2019. From July 2020 until February 2024, Ms. Kosacz served as Chief Operating Officer and General Counsel of Kronos Bio, Inc. Ms. Kosacz was previously a partner at Cooley LLP from 1996 to 2001, and from 2002 to 2020, and has more than 25 years of experience in counseling clients in the life sciences arena, ranging from early-stage startups to larger public companies, venture funds, investment banks and non-profit institutions. She serves on the Board of Directors of LeonaBio, Inc. (formerly known as Athira Pharma, Inc.), a publicly-traded biopharmaceutical company, where she serves as Chair of the compensation committee, and on the Board of Directors of Scripps Research Institute. She has also served on the Board of Directors of Phoenix Biotech Acquisition Corp., Locus Walk Acquisition Corp., and Arsenal Biosciences, Inc., where she served on the audit committee. She also has served as a member of the BIO Emerging Companies’ Section Governing Board, the Board of Trustees of the Keck Graduate Institute, and the advisory board of Locust Walk Partners. Ms. Kosacz has been a speaker at multiple life sciences-related conferences, as well as guest lecturer at the University of California, Berkeley School of Law, Stanford University, the University of Pennsylvania and Columbia University on biotechnology law, biotech business models, corporate partnering negotiations and deal structures and bioethics. Recognized by Best Lawyers in America since 2008, Ms. Kosacz was listed as a “leading lawyer” for healthcare and life sciences in the 2018 Legal 500, as a “Band 1” attorney in the 2018 edition of Chambers USA: America’s Leading Lawyers for

Business, and was recognized as a “highly recommended transactions” lawyer by IAM Patent 1000 for her “nearly three decades advising diverse companies in the industry at a deeply strategic and commercial level and overseeing their most complex and profitable deals.” She received her Juris Doctor degree from the University of California, Berkeley School of Law, and her bachelor’s degree from Stanford University.

Ms. Kosacz brings to the Board significant experience advising biotechnology companies and extensive experience in structuring and negotiating strategic combinations and business development transactions, and has served as a director for a number of biotechnology companies.

Joseph M. Limber has been a director since December 2012. Mr. Limber is a founder of Garda Therapeutics, Inc., for which he has served as President and Chief Executive Officer since December 2024. He previously served as the President and Chief Executive Officer and a member of the Board of Secura Bio, Inc. from February 2019 through October 2024. Prior to that, Mr. Limber served as President and Chief Executive Officer of Genoptix, Inc. from March 2017 through December 2018. Mr. Limber served as Executive Chairman of ImaginAb from January 2016 through November 2017. Mr. Limber served as President and Chief Executive Officer of Gradalis, Inc. from July 2013 through April 2015. Mr. Limber served as President and Chief Executive Officer of Prometheus Laboratories Inc., a subsidiary of Nestlé Health Science, from December 2003 through April 2013 and as a member of its Board from January 2004 through April 2013. From January 2003 to July 2003, Mr. Limber was a consultant and interim Chief Executive Officer for Deltagen, Inc., a provider of drug discovery tools and services to the biopharmaceutical industry. From April 1998 to December 2002, Mr. Limber was the President and Chief Executive Officer of ACLARA BioSciences, Inc. (now Monogram Biosciences, Inc.), a developer of assay technologies and lab-on-a-chip systems for life science research. From 1996 to 1998, he was the President and Chief Operating Officer of Praecis Pharmaceuticals, Inc. (acquired by GlaxoSmithKline plc), a biotechnology company focused on the discovery and development of pharmaceutical products. Prior to Praecis, Mr. Limber served as Executive Vice President of SEQUUS Pharmaceuticals, Inc. (acquired by Alza Corporation and now part of the Johnson & Johnson family of companies). He also held management positions in marketing and sales with Syntex Corporation (now F. Hoffmann-La Roche Ltd.) and with Ciba-Geigy Corporation (now Novartis AG). Mr. Limber holds a B.A. from Duquesne University.

Mr. Limber brings to the Board significant leadership and operating experience, including serving as chief executive officer of multiple companies, as well as experience successfully developing markets for specialty pharmaceutical products and managing the critical transition of companies from clinical stage to commercial stage.

Matthew D. Perry has been a director since February 2017. Mr. Perry is the Managing Partner and principal owner of Coastlands Capital LP, which manages Coastlands Capital Partners LP, a private investment fund focused on public biotechnology investments and launched in 2025. Mr. Perry previously served as President of Biotechnology Value Fund Partners L.P. (“BVF Partners”), a private investment partnership, and as portfolio manager for the underlying funds managed by the firm, until his departure in 2024. Mr. Perry joined BVF Partners in December 1996 and was a successful lead investor in dozens of transactions during his tenure. He has positively influenced corporate direction for numerous biotechnology companies during the course of his career. In January 2016, Mr. Perry was named to CTI BioPharma Corp.’s Board and was a member of its Compensation Committee until the company was sold in June 2023. Mr. Perry is also a co-founder and director of Nordic Biotech Advisors ApS, a venture capital firm based in Copenhagen, Denmark. He holds a B.S. degree from the Biology Department at the College of William and Mary.

Mr. Perry brings to the Board extensive management consulting and corporate development experience in the biotechnology industry and more than 25 years of experience in portfolio management and investing in biotechnology companies.

Jack L. Wyszomierski has been a director since August 2010 and was appointed Chairman of the Board in January 2024. From 2004 until his retirement in 2009, Mr. Wyszomierski was Executive Vice President and

Chief Financial Officer of VWR International, LLC, a global laboratory supply, equipment and distribution business that serves the world’s pharmaceutical and biotechnology companies, as well as industrial and governmental organizations. At Schering-Plough, a global health care company which had worldwide sales of over $8 billion in 2004, Mr. Wyszomierski held positions of increasing responsibility from 1982 to 2004, culminating in his appointment as Executive Vice President and Chief Financial Officer. Mr. Wyszomierski also serves on the Boards of Exelixis, Inc. and SiteOne Landscape Supply, Inc., and previously served on the Boards of Athersys, Inc. from 2010 to 2023 and Unigene Laboratories, Inc. from 2012 to 2013. He holds an M.S. in Industrial Administration and a B.S. in Administration, Management Science and Economics from Carnegie Mellon University.

Mr. Wyszomierski brings to the Board extensive experience in the healthcare and biotechnology industries and considerable financial expertise and financial planning experience, including serving as chief financial officer or audit committee member for a number of biotechnology and healthcare companies.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF EACH DIRECTOR NOMINEE.

BOARD MATTERS

Board Composition

Due to the global and complex nature of our business, the Board believes it is important to consider a variety of backgrounds, experiences and skills in evaluating Board candidates in order to create a Board with diverse perspectives. The Board assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. In this regard, three of our directors (42% of the Board) self-identify as female, one of our directors (14% of the Board) self-identifies as racially/ethnically diverse and one of our directors (14% of the Board) self-identifies as a member of the LGBTQ+ community.

Board Leadership Structure

The Board is currently chaired by an independent director, Mr. Wyszomierski, while Mr. Hughes serves as our Chief Executive Officer. Currently, the Board believes that the roles of Chairman and CEO should be separate and that the Chairman should be an independent director, as this structure enables our independent Chairman to oversee corporate governance matters and our CEO to focus on leading the Company’s business. At any time when there is not an independent Chairman, the Board will designate one or more independent directors to serve as lead director.

The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting and at such other times as may be determined by the Chairman. The purpose of these executive sessions is to encourage and enhance communication among independent directors.

The Board believes that its programs for overseeing risk, as described under “Board Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Board Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight.

The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management, and specifically, oversees management of risks related to our accounting and financial reporting processes as well as matters related to information technology and cybersecurity. While the Audit Committee has an oversight role, the management of the Company has the responsibility to maintain appropriate systems for accounting and internal control and the independent registered public accountant has the responsibility to plan and carry out a proper audit. In order to carry out its purposes, the Audit Committee meets periodically with management in order to review the Company’s major financial exposures and the steps management has taken to monitor and control such exposures. In fulfilling this role, the Audit Committee conducts periodic risk assessments. The Compensation Committee oversees risks related to the Company’s compensation policies and programs applicable to officers and employees. The Nominating & Governance Committee has the primary responsibility for evaluating nominees to the Board, the organization and composition of the Board and the potential risks therein. In fulfilling their roles, the committees make regular reports to the Board regarding relevant risks and mitigation.

Board Independence

As required under the Nasdaq listing standards, a majority of the members of a listed company’s Board must be comprised of “independent” directors, as affirmatively determined by the Board. In addition, Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of Nasdaq listing rules. Audit Committee members must also satisfy heightened independence criteria under the Securities Exchange Act of 1934, as amended the (“Exchange Act”), and Nasdaq listing rules. Our Board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities as a director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, our Board determined that each of Ms. Franklin, Ms. Hernday, Ms. Kosacz, Mr. Limber, Mr. Perry and Mr. Wyszomierski qualifies as an “independent” director within the meaning of the Nasdaq listing rules. Mr. Hughes is not deemed to be independent under Nasdaq listing rules by virtue of his employment with the Company.

Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfies the heightened independence standards for audit committees and compensation committees, as applicable, established by the SEC and Nasdaq listing rules.

Board Meetings

During the fiscal year ended December 31, 2025, the Board held seven meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he or she served as a director or committee member during the period in which he or she was on the Board or committee. Directors are encouraged to attend the Company’s annual meeting of stockholders where practicable. All directors serving at the time of the 2025 annual meeting attended the meeting.

Board Committees

The Board has standing Compensation, Nominating & Governance, Audit and Transaction Committees. The Board has adopted a written charter for each committee, a copy of which is available on the Company’s website at investors.xoma.com/corporate-governance/governance-documents.

Compensation Committee

The Compensation Committee is responsible for overseeing the compensation of the Company’s officers and other employees generally, but only reviews and individually recommends or approves the compensation for executive officers, including the named executive officers (“NEOs”). With respect to the compensation of our Chief Executive Officer, final decisions are made by the independent members of our Board, upon the recommendation of the Compensation Committee. The Compensation Committee may delegate its duties and responsibilities to one or more subcommittees as it determines appropriate.

The Compensation Committee held two meetings in 2025 and consists of Ms. Franklin (Chair), Mr. Perry and Mr. Wyszomierski.

Compensation Committee Procedures

In making its executive compensation determinations, the Compensation Committee receives input from its compensation consultant, Compensia, Inc., a national compensation consulting firm that specializes in executive compensation matters (“Compensia”) as well as recommendations from our Chief Executive Officer, although no member of management is present for, or participates in, decisions regarding his or her own compensation.

The management team assists the Compensation Committee by providing information on Company and individual performance, market data and management’s perspective and recommendations on compensation matters. The Compensation Committee solicits and reviews our Chief Executive Officer’s recommendations and proposals with respect to adjustments to base salaries, cash incentive compensation, long-term incentive compensation opportunities, program structures and other compensation-related matters for our other executive officers. The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and uses them as one factor in determining and approving the compensation for our other executive officers. Our Chief Executive Officer recuses himself from all discussions and recommendations regarding his own compensation.

Under its charter, the Compensation Committee has the authority to engage the services of outside advisors, experts, and others to assist it in the discharge of its responsibilities. In accordance with this authority, the Compensation Committee has retained the services of Compensia to assist it in evaluating our executive compensation program, gathering and analyzing data on the competitive market for executive talent, and formulating and assessing potential changes to our executive compensation program. Compensia serves at the discretion of the Compensation Committee, which reviews Compensia’s engagement annually.

The Compensation Committee regularly reviews the objectivity and independence of the advice provided by Compensia on executive compensation matters. The Compensation Committee has considered Compensia’s independence in light of independence standards adopted by the SEC and Nasdaq and has determined that Compensia is independent and that its work does not raise any conflicts of interest.

Nominating & Governance Committee

The Nominating & Governance Committee assists the Board in identifying individuals qualified to become Board members, recommends to the Board the director nominees for election at annual meetings of stockholders, recommends to the Board the director nominees for appointment to the Board’s committees, and develops, recommends to the Board and oversees the governance principles applicable to the Company.

The Nominating & Governance Committee held four meetings in 2025 and consists of Ms. Hernday (Chair), Ms. Kosacz and Mr. Limber.

Nominating & Governance Committee Procedures

The Board and the Nominating & Governance Committee identify and evaluate director nominees by seeking recommendations from a wide variety of contacts, which may include current executive officers and directors and industry, academic and community leaders. The Board or the committee may retain search firms to identify and screen candidates, conduct reference checks, prepare biographies for review by the committee and the Board and assist in setting up interviews. The committee and one or more of the Company’s other directors interview candidates, and the committee selects and recommends to the full Board nominees that best suit the Company’s needs.

To be considered by the Nominating & Governance Committee, a director nominee must have experience as a board member or senior officer of a company, have a strong financial background, be a leading participant in a field relevant to the Company’s business or have achieved national prominence in a relevant field as a faculty member, professional or government official. A director nominee must also possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our stockholders. In addition to these minimum requirements, the committee seeks director candidates based on a number of qualifications, including their independence, knowledge, judgment, leadership skills, education, experience, financial literacy, standing in the community and ability to contribute to the diversity of skillsets, backgrounds and views on the Board and complement the Board’s existing strengths.

The committee will consider director candidates recommended by stockholders in writing, and a stockholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at 2200 Powell

Street, Suite 310, Emeryville, California 94608. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder and provide a complete listing of the candidate’s qualifications to serve on the Board, the candidate’s current principal occupation, most recent five-year employment history and current directorships, and a statement that the proposed nominee has consented to the nomination, as well as contact information for both the candidate and the author of the letter. The Nominating & Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

Audit Committee

The Audit Committee of the Board oversees the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and reviewing the Company’s accounting practices and systems of internal accounting controls. It also oversees related-party transactions.

The Audit Committee held four meetings in 2025 and consists of Mr. Limber (Chair), Ms. Hernday and Mr. Wyszomierski. Each of Mr. Limber, Ms. Hernday and Mr. Wyszomierski qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC, and all members of the Audit Committee are “financially literate” under Nasdaq listing rules.

Report of the Audit Committee

In accordance with the rules established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

The Audit Committee has:

•

met with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting and discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel;

•	regularly met in executive session with the independent registered public accounting firm, which has unrestricted access to the Audit Committee;

•	recommended the appointment of the independent registered public accounting firm and reviewed periodically its performance and independence from management;

•	reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2025;

•	discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC rules; and

•

received the written disclosures and the letter from the independent auditor required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2025 for filing with the SEC.

AUDIT COMMITTEE OF BOARD OF DIRECTORS, Joseph M. Limber, Chair Natasha Hernday Jack L. Wyszomierski
This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Transaction Committee
The Transaction Committee considers, reviews, evaluates and negotiates potential strategic transactions available to the Company, including potential acquisitions of businesses, assets, royalty interests or securities of other companies, and makes recommendations to the Board on these matters.
The Transaction Committee held nine meetings in 2025 and consists of Mr. Perry (Chair), Ms. Hernday and Ms. Kosacz.
Insider Trading Policy and Prohibitions on Derivatives, Hedging, Monetization and Other Transactions
We have adopted insider trading policies and procedures governing the purchase, sale and other transactions in Company securities by the Company’s directors, officers and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards.
Our insider trading policy prohibits certain transactions in our Common Stock, including short sales, puts, calls or other transactions involving derivative securities, hedging transactions, holding our Common Stock in a margin account, or pledging our Common Stock as collateral for a loan. Our management team oversees compliance with our insider trading compliance program and any material updates to the insider trading compliance program are subject to approval by our Board. Our Chief Financial Officer serves as our insider trading compliance officer.
In addition, from time to time, the Company may engage in transactions in its own securities, including share issuances and repurchases. The Company’s practices with respect to share issuances and repurchases, which are overseen by the Finance and Legal Departments (and, if appropriate, approved by the Board or appropriate committee), are designed to promote compliance with applicable insider trading and other securities laws, rules, regulations and listing standards. Transactions pursuant to equity-based compensation arrangements are conducted in accordance with the terms of the plans and agreements.
Compensation Committee Interlocks
None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Biographical and other information regarding our executive officers is set forth below. For Mr. Hughes’ biographical information, see “Nominees to the Board” above.

Maricel Montano, age 42, has served as our Chief Legal Officer and Corporate Secretary since August 2025. Previously, Ms. Montano served in various roles at Gibson, Dunn & Crutcher LLP, a law firm, from November 2010 to June 2025, including most recently as Of Counsel, where she advised public and private companies on mergers and acquisitions, royalty financings, equity and debt offerings, and governance matters. Ms. Montano received her B.A. in Economics from the University of California, Berkeley and her J.D. from the USC Gould School of Law.

Bradley Sitko, age 45, has been our Chief Investment Officer since January 2023. Mr. Sitko served as Managing Director, Strategic Finance, at RTW Investments, LP, a global, full life-cycle investment firm in the biopharmaceutical and medical technology sectors from November 2019 to January 2023, where he led the royalty monetization, structured finance and alternatives efforts of the firm. He also served as a member of the Board of such firm’s Irish collective asset-management vehicle (ICAV), RTW Investments ICAV. During that same time, he was Chief Financial Officer of Ji Xing Pharmaceuticals Limited (now, CORXEL Pharmaceuticals), a Shanghai-based biopharmaceutical company, incubated by RTW Investments, LP with responsibilities involving company formation, scaling operations, fundraising, and in-licensing of biotech assets. From March 2015 to November 2019, Mr. Sitko served as Vice President, Finance, Operations and Corporate Development of DNAnexus, Inc., a genetic data management company, with responsibilities involving restructuring and recapitalization, fundraising, finance and operations, strategic planning and industry partnerships. Mr. Sitko also served as a Director at MTS Health Partners, an investment bank, from October 2008 to March 2015, where he advised on royalty monetization, financing, restructurings, and mergers and acquisitions within the biopharmaceutical and healthcare services sectors. Mr. Sitko received a B.A. in History and Sociology of Science from the University of Pennsylvania and an M.B.A. from Columbia Business School.

Jeffrey Trigilio, age 42, has served as our Chief Financial Officer and Treasurer since January 2026. Mr. Trigilio previously served as Chief Financial Officer and Chief Operating Officer, where he was responsible for finance and accounting, business development, investor relations and program management, at Obsidian Therapeutics, Inc., a biotechnology company, from April 2024 to January 2026. Prior to that, he served as the Chief Financial Officer at Cullinan Therapeutics, Inc. (Nasdaq: CGEM), a biopharmaceutical company, from September 2020 to March 2024. Before joining Cullinan Therapeutics, Inc., Mr. Trigilio served in a variety of financial, strategic and business development roles at numerous biotech companies, including Amylyx Pharmaceuticals, Inc. and Alexion Pharmaceuticals, Inc., after beginning his career in investment banking. Mr. Trigilio received his M.B.A. from Columbia Business School and his B.A. in Industrial and Labor Relations from Cornell University.

PROPOSAL 2—RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and has directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the annual meeting. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of XOMA and our stockholders.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

Fees Billed by Deloitte & Touche LLP during 2025 and 2024

Deloitte & Touche LLP has served as our independent registered public accounting firm since 2018. The following table summarizes the audit fees billed and expected to be billed for the indicated fiscal years and the fees billed for all other services rendered during the indicated fiscal years by Deloitte & Touche LLP, or its associated entities. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$1,663,830	$1,321,498
Audit Related Fees	—	—
Tax Fees(2)	37,800	212,620
All Other Fees(3)	1,895	1,895

Total Fees	$1,703,525	$1,536,013

(1)

Audit Fees include the audit of annual financial statements included in the Annual Reports on Form 10-K, reviews of quarterly financial statements included in Quarterly Reports on Form 10-Q, consultations on matters addressed during the audit or quarterly reviews, and services provided in connection with SEC filings, including consents and comfort letters.

(2)	Tax fees related to tax compliance, consultation and planning services. For 2025 and 2024, this included services provided in connection with our acquisition of Kinnate Biopharma Inc. in April 2024.
(3)	All Other Fees include fees for a technical research tool subscription service.

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures requiring the pre-approval of all audit and permissible non-audit services provided by the Company’s independent accountants. Pre-approval generally is provided for up to one year, is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent accountants are likely to provide the most effective and efficient service based on their familiarity with the Company, and whether the services would enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee has delegated pre-approval authority to its Chair, who must report any decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL 3—APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2010 LONG TERM INCENTIVE AND STOCK AWARD PLAN

The Company’s Amended and Restated 2010 Long Term Incentive and Stock Award Plan (the “2010 Plan”) became effective on May 21, 2025, the date of approval by the Company’s stockholders. The stockholders originally approved the Long Term Incentive Plan on July 21, 2010, prior amendments to the Long Term Incentive Plan in May 2014, May 2016 and May 2017, and an amendment and restatement of the Long Term Incentive Plan in May 2019, May 2021 and May 2025.

On March 16, 2026, the Board approved the proposed amendment and restatement of the 2010 Plan (the “Proposed A&R Plan”), which increases the shares of Common Stock available for issuance under the 2010 Plan by 425,000 shares and extends the term of the 2010 Plan to March 16, 2036. The purpose of the 2010 Plan is to enable us to advance the interests of the Company by providing a means to attract, retain and motivate employees, consultants and directors of the Company and its subsidiaries, to provide for competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long-term value for stockholders by aligning the interests of such persons with those of the stockholders.

If the Proposed A&R Plan is approved by the stockholders, we intend to file a Form S-8 with the SEC following the annual meeting of stockholders during the second or third quarter that covers the additional shares reserved for issuance under the Proposed A&R Plan.

Reasons for Seeking Stockholder Approval

The Board believes that it is in the best interest of the stockholders and the Company to increase the aggregate number of shares authorized for issuance under the 2010 Plan. We compete with many biotechnology and royalty aggregator companies to attract and retain talented employees at all levels, and equity awards are a critical component of our compensation philosophy and our annual compensation structure. Having the ability to grant equity awards, including stock options, performance stock units (“PSUs”), and other types of stock awards, is essential for us to be able to attract, motivate and retain a talented workforce. If we exhaust our remaining share reserve, we will be unable to issue new equity awards, including stock options, performance units, and other types of stock awards, to our new and existing employees, consultants, officers and directors, and this would seriously hamper our ability to provide a competitive pay package to current and prospective employees. Approval of the Proposed A&R Plan will allow us to continue to grant equity awards at levels the Board or Compensation Committee determines to be appropriate in order to attract new employees, consultants and directors, retain our existing employees, consultants and directors and to provide incentives for such persons to exert maximum efforts for our success and ultimately increase stockholder value.

While we recognize that equity awards may have a dilutive impact on existing stockholders, the Board believes that we have managed our existing equity reserves carefully, and that our current level of dilution and “burn rate” is reasonable.

Dilution and Overhang

The Board and our Compensation Committee carefully manage dilution and overhang in the administration of the 2010 Plan and our other equity incentive programs, including our 2015 Employee Stock Purchase Plan (the “ESPP”) and through the use of inducement awards. We generally measure overhang by dividing (i) the sum of the total number of outstanding equity awards and the total number of shares available for future grant under our equity incentive plans, by (ii) the sum of the total shares of Common Stock outstanding, the sum of the total number of outstanding equity awards and the total number of shares available for future grant under our equity incentive plans. As of March 1, 2026, our overhang was approximately 25% (or, on a diluted basis assuming conversion of all outstanding shares of Series X Preferred Stock into Common Stock, 19%), and as a result of the

Proposed A&R Plan, our overhang would increase to approximately 27% (or, on a diluted basis assuming conversion of all outstanding shares of Series X Preferred Stock into Common Stock, 20%). As of March 1, 2026, outstanding stock options to purchase 696,267 shares have an exercise price in excess of $25.53 and were underwater as of March 1, 2026; excluding these stock options, our overhang decreases to approximately 21% (or, on a diluted basis assuming conversion of all outstanding shares of Series X Preferred Stock into Common Stock, 16%), and as a result of the Proposed A&R Plan, our overhang excluding these stock options would be approximately 24% (or, on a diluted basis assuming conversion of all outstanding shares of Series X Preferred Stock into Common Stock, 18%).

The following table sets forth information regarding outstanding equity awards (including inducement awards) and shares available for future awards under the 2010 Plan (without giving effect to the Proposed A&R Plan), and the shares available for future purchase under the ESPP.

As of March 1, 2026
Total number of shares of Common Stock subject to outstanding stock options	2,135,283
Weighted-average exercise price of outstanding stock options	$21.47
Weighted-average remaining term of outstanding stock options (years)	5.07 years
Total number of shares of Common Stock subject to outstanding full value awards (assuming achievement of all performance goals)	416,064
Total number of shares of Common Stock available for grant under the 2010 Plan	887,761
Total number of shares of Common Stock available for grant under our 2015 Employee Stock Purchase Plan	500,000
Total number of shares of Common Stock outstanding	11,905,652
Per-share closing price of Common Stock as reported on Nasdaq Capital Market	$25.53

Historical Burn Rate

We measure annual burn rate based on stock options grant, PSUs earned, and other full value awards granted as a percentage of the weighted average Common Stock outstanding. Our equity incentive plan share usage over 2023, 2024 and 2025 represented a three-year average burn rate of 3.7%, as described in the table below.

Year	Weighted-Average Common Stock Outstanding	Stock Options Granted(1)	PSUs Earned(2)	Other Full Value Awards Granted	Annualized Burn Rate(e)
2023	11,471,043	804,302	0	0	7.0%
2024	11,701,254	34,170	136,483	15,175	1.6%
2025	12,081,113	9,936	264,893	29,855	2.5%
Three-Year Average					3.7%

(1)

In 2023, we made significant initial stock option grants in connection with the appointment of Owen Hughes as Interim Chief Executive Officer, Director and Executive Chairman and Brad Sitko as our Chief Investment Officer, totaling options to purchase 400,000 shares at an exercise price of $18.66 and premium-priced options to purchase 325,000 shares at an exercise price of $30.

(2)	The following PSUs were granted in each year: (i) 448,600 in 2023, (ii) 285,000 in 2024 and (iii) 47,683 in 2025.
(3)

The annualized burn rate for 2023 was higher than the annualized burn rates for 2024 and 2025 due to the switch from options to PSUs. Subject to stock price fluctuation and achievement of performance hurdles on outstanding PSUs, we anticipate that our annualized burn rate going forward will continue on this trend.

We also measure annual burn rate, adjusted on a diluted basis for the potential conversion of Series X Preferred Stock into shares of Common Stock. The total number of shares of Common Stock issuable upon conversion of all issued Series X Preferred Stock would be 5,003,000 shares. Accounting for the conversion, our adjusted annual burn rate would be 4.9%, 1.1%, and 1.8%, representing a three-year average burn rate of 2.6%.

Governance Best Practices

The Proposed A&R Plan includes several provisions that reflect corporate governance best practices and protect stockholder interests, including:

•	No Repricing of Options or SARs – The Proposed A&R Plan prohibits repricing stock options or stock appreciation rights (“SARs”) without stockholder approval.

•	No Liberal Share Recycling – Shares withheld to satisfy the exercise price and tax withholding obligations will not again become available for issuance under the Proposed A&R Plan.

•	No Dividends on Unvested Awards – Dividends and dividend equivalent rights may never be paid on any unvested award under the Proposed A&R Plan.

•

Limit on Non-Employee Director Compensation – The Proposed A&R Plan imposes an annual limit of $750,000 on the aggregate value of all compensation to any non-employee director for services on the Board, including awards granted under the Proposed A&R Plan and cash fees paid.

•

Fungible Share Ratio – Under the Proposed A&R Plan, stock options and SARs count against the share reserve on a one-to-one basis, but full value awards, including PSUs, count against the share reserve as 1.08 shares for every one share subject to such awards.

•

Term and Exercise Price Limits on Options and SARs – Stock options and SARs under the Proposed A&R Plan may not have a term of more than 10 years and must have an exercise price that is at least equal to the fair market value of the Common Stock on the date of grant.

•	Clawback Provision – Awards granted under the Proposed A&R Plan are subject to any clawback policy that we maintain.

Summary of the Proposed A&R Plan

The following summary of the Proposed A&R Plan is qualified in its entirety by reference to the Proposed A&R Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Awards under the Proposed A&R Plan

The Proposed A&R Plan provides for the grant to eligible employees, consultants, directors and other service providers of stock options, SARs, restricted shares, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents, and other stock-based awards (the “Awards”).

Authorized Shares

The maximum number of shares of Common Stock available for issuance under the Proposed A&R Plan will be increased by 425,000 shares to a total of 5,318,062 shares (which includes shares issued under the 2010 Plan upon settlement or exercise of prior awards). The total number of stock options intended to be an incentive stock option (“ISO”) under Section 422 of the Code will also be increased by 425,000 shares. Under the Proposed A&R Plan, each Award (other than stock options and SARs) will reduce the shares available under the Proposed A&R Plan by 1.08 shares.

Shares subject to Awards that are forfeited, canceled, terminated, exchanged or surrendered or settled in cash or otherwise terminated without a distribution of shares to the participant shall again be available under the Proposed A&R Plan (giving effect to the fungible share ratio applicable to such Awards). However, if any shares subject to an Award are not delivered to a participant because the Award is exercised through a reduction of shares subject to the Award (i.e., “net exercised”) or shares are withheld or reacquired by the Company in satisfaction of the exercise price or tax withholding obligation of the Awards, such shares will not again become available for issuance under the Proposed A&R Plan.

The shares of Common Stock issuable over the term of the Proposed A&R Plan will be made available from authorized but unissued shares of Common Stock or treasury shares, including shares acquired by purchase in the open market or in private transactions.

Each option will have an exercise price per share of not less than 100% of the fair market value per share of Common Stock on the date of grant; provided, however, that ISOs granted to Participants possessing more than 10% of the combined voting power of all classes of stock of the Company must have an exercise price per share of not less than 110% of the fair market value per share of Common Stock on the date of grant.

Eligibility

Employees, consultants and other service providers of the Company and its subsidiaries and affiliates and members of the Board are eligible to receive Awards under the Proposed A&R Plan. As of March 1, 2026, approximately 14 employees (including four officers) and six non-employee members of the Board were eligible to participate in the 2010 Plan. Although the Company utilizes the services of a number of consultants and other service providers who are or would be eligible to be granted Awards under the Proposed A&R Plan from time to time, it has only sparsely granted awards to such individuals.

The Proposed A&R Plan provides that the maximum number of shares subject to stock awards that may be granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, may not exceed $750,000 in total value (calculating the value of any such stock awards based on the grant date fair value of the stock awards for financial reporting purposes).

Plan Administration

The Proposed A&R Plan will be administered by our Compensation Committee, or such other Board committee or committees (or the entire Board) as may be designated by the Board, referred to herein collectively as the “LTIP Administrator.” The LTIP Administrator determines which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the amounts, terms and conditions thereof. The LTIP Administrator has authority to waive conditions relating to an Award or to accelerate vesting of Awards.

The LTIP Administrator may delegate to other members of the Board or to officers or managers of the Company or any subsidiary or affiliate the authority, subject to such terms as the LTIP Administrator shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the LTIP Administrator may determine to the extent permitted under Rule 16b-3 and applicable law.

Except for certain anti-dilution adjustments, unless the approval of stockholders of the Company is obtained, options and SARs issued under the Long Term Incentive Plan will not be amended to lower their exercise price or exchanged for other options or SARs with lower exercise prices, options and SARs with an exercise price in excess of the fair market value of the underlying shares of Common Stock will not be exchanged for cash or other property, and no other action will be taken with respect to options or SARs that would be treated as a repricing under generally accepted accounting principles or the rules of the stock exchange on which the shares of Common Stock are listed.

Awards

ISOs intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the LTIP Administrator determines. The LTIP Administrator will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the shares of Common Stock on the date of grant, and the term will not be longer than 10 years from the date of grant of the options; however, ISOs granted to certain 10% stockholders will not have an exercise price that is less than 110% of the fair market value of the shares of Common Stock on the date of grant and the term will not exceed five years.

An SAR will entitle the holder thereof to receive, with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price of the SAR set by the LTIP Administrator as of the date of grant. However, the exercise price of the SARs will not be less than the fair market value of the shares of Common Stock on the date of grant, and the term will not be longer than 10 years from the date of grant of the SARs. Payment with respect to SARs may be made in cash or shares of Common Stock, as determined by the LTIP Administrator.

Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the LTIP Administrator may impose. Such restrictions will lapse under circumstances that the LTIP Administrator shall determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the LTIP Administrator, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon; however, any dividends will be subject to the same vesting conditions as the underlying restricted shares.

An RSU will entitle the holder thereof to receive shares of Common Stock or cash at the end of a specified deferral period. RSUs will also be subject to such restrictions as the LTIP Administrator may impose. Such restrictions will lapse under circumstances that the LTIP Administrator shall determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below.

Performance shares and performance units will provide for the future issuance of shares of Common Stock or payment of cash, respectively, to the recipient upon the attainment of performance objectives over specified performance periods. Performance objectives may vary from person to person and grant to grant and will be based upon such performance criteria as the LTIP Administrator may deem appropriate. The LTIP Administrator may revise performance objectives or adjust the Company’s performance with respect to such performance objective if significant events occur during the performance period which the LTIP Administrator expects to have a substantial effect on such objectives.

The LTIP Administrator may also grant dividend equivalent rights and it is authorized, subject to limitations under applicable law, to grant such other Awards as may be denominated in, valued in, or otherwise based on, shares of Common Stock, as deemed by the LTIP Administrator to be consistent with the purposes of the Proposed A&R Plan. Any dividend equivalent rights (other than freestanding dividend equivalent rights) must be subject to the same vesting conditions as the underlying Award to which they relate.

Nontransferability

Unless otherwise set forth by the LTIP Administrator in an award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

Change in Control

In the event of a change in control (as defined in the Proposed A&R Plan), unless otherwise provided by the LTIP Administrator or as set forth in the applicable Award Agreement or in any other agreement, each outstanding Award shall either be assumed by the successor company or parent thereof or to be replaced with comparable awards with respect to capital stock of the successor company or parent thereof, such comparability to be determined by the Compensation Committee, or if an Award is not so assumed or replaced, then such outstanding Award shall become fully exercisable at the time of the change in control, and all restrictions or limitations (including risks of forfeiture and deferrals) on such outstanding Award shall lapse, and unless otherwise determined by the LTIP Committee, all performance criteria and other conditions to payment of such Award shall be deemed to be achieved or fulfilled at target (if applicable) and shall be waived by the Company at the time of the change in control.

Capital Structure Changes

If the LTIP Administrator determines that any dividend in shares, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Long Term Incentive Plan, then the LTIP Administrator shall make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares that may thereafter be issued under the Proposed A&R Plan, (ii) the number and kind of shares, other securities or other consideration to be issued or become issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award. Under such circumstances, the LTIP Administrator also has the authority to provide for a distribution of cash or property in respect of any Award.

Clawback Policy

Awards granted under the Proposed A&R Plan will be subject to recoupment in accordance with the Company’s Incentive Compensation Recoupment Policy or any other clawback policy adopted by the Company. In addition, the LTIP Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the LTIP Committee determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Common Stock, the proceeds received from any sale of such shares of Common Stock or any other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any participant and the Company.

Amendment and Termination

The Proposed A&R Plan may be amended, altered, suspended or terminated by the Board at any time, in whole or in part, without the consent of stockholders or plan participants. However, any amendment for which stockholder approval is required under the rules of any stock exchange or automated quotation system on which the shares of Common Stock may then be listed or quoted will not be effective until such stockholder approval has been obtained. In addition, no amendment, suspension or termination of the Proposed A&R Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The LTIP Administrator may waive any conditions or rights, amend any terms, or amend, suspend or terminate any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

Effective Date and Term

The Proposed A&R Plan will be effective on May 21, 2026, subject to approval by the Company’s stockholders. Unless earlier terminated or extended, the Proposed A&R Plan will expire on March 16, 2036, and no further awards may be granted thereunder after such date.

U.S. Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the Proposed A&R Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws. This information is not and should not be considered tax advice. The Company assumes no liability whatsoever for any taxes, fees, penalties, investment losses, or other damages incurred by participants in the Proposed A&R Plan who rely on this information. Participants are strongly urged to consult with their tax advisors.

Stock Options

In general, the grant of an option will not be a taxable event to the recipient, and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO, although taxable income may arise at such time for alternative minimum tax purposes, and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death).

If shares of Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

Restricted Shares

A participant who receives restricted shares of Common Stock will generally recognize ordinary income at the time that they “vest”, i.e., when they are no longer subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the shares of Common Stock at the time the shares of Common Stock vest, less the amount, if any, paid for the shares of Common Stock. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to shares of Common Stock that are not vested will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date the shares of Common Stock vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date the shares of Common Stock vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company or a subsidiary that employs the participant will generally be entitled to a corresponding deduction. Dividends paid with respect to shares of Common Stock as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs, RSUs and Other Awards

With respect to SARs, RSUs, performance shares, performance units, dividend equivalents and other Awards under the Proposed A&R Plan not described above, generally, when a participant receives payment with respect to any such Award, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Payment of Withholding Taxes

The Company may withhold, or require a participant to remit to it, an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements associated with Awards under the Proposed A&R Plan.

Deductibility Limit on Compensation in Excess of $1 Million

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 and not modified in any material respect on or after such date.

New Plan Benefits

Awards granted under the Proposed A&R Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Proposed A&R Plan. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees and non-employee directors under the Proposed A&R Plan are not determinable. See “Compensation of Executive Officers” and “Compensation of Directors” for information regarding equity awards granted to our NEOs and members of the Board during 2025.

Awards Granted Under the 2010 Plan

No awards made under the 2010 Plan prior to the date of the annual meeting of stockholders were granted subject to stockholder approval of the Proposed A&R Plan. Pursuant to SEC rules, the following table sets forth information with respect to Awards that have been granted under the 2010 Plan since the most recent amendment and restatement of the 2010 Plan in May 2025 to the groups named below as of March 1, 2026, with PSUs based on achievement of all performance goals. No associate of any director, executive officer or director nominee has received awards under the 2010 Plan and no other person has received more than 5% of all awards under the 2010 Plan since the most recent amendment and restatement of the 2010 Plan in May 2025.

Name and Position	Stock Options Granted	Other Awards Granted
Owen Hughes, CEO	—	—
Thomas Burns, Former SVP, Finance & CFO	—	—
Bradley Sitko, CIO	—	—
All Current Executive Officers as a Group (4 persons)	—	53,450
Jack L. Wyszomierski	—	5,971
Heather L. Franklin	—	5,971
Natasha Hernday	—	5,971
Barbara Kosacz	—	5,971
Joseph M. Limber	9,936	—
Matthew D. Perry	—	5,971
All Current Directors who are not Executive Officers as a Group (6 persons)	9,936	29,855
All Current Employees, Including All Current Officers who are not Executive Officers, as a Group	—	24,233

THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4—APPROVAL OF THE XOMA ROYALTY CORPORATION 2026 EMPLOYEE STOCK PURCHASE PLAN

On December 1, 2025, the Board adopted XOMA Royalty Corporation 2026 Employee Stock Purchase Plan (the “2026 ESPP”), subject to stockholder approval at the Annual Meeting. The 2026 ESPP provides for 500,000 shares of our Common Stock to be available for issuance thereunder.

The proposed number of shares authorized for issuance under the 2026 ESPP represents approximately 4% of our outstanding Common Stock as of March 1, 2026. The 2026 ESPP serves as an important component of our employee compensation program, as it helps to attract and retain employees by providing eligible employees with the opportunity to become Company stockholders at favorable prices and participate in the Company’s success, aligning the interest of participating employees with those of stockholders. The Board believes the termination of the 2026 ESPP would negatively impact our ability to attract and retain talent and promote stock ownership by employees.

If the 2026 ESPP is approved by the stockholders, we intend to file a Form S-8 with the SEC following the annual meeting of stockholders during the second or third quarter that covers the shares reserved for issuance under the 2026 ESPP.

Summary of the 2026 ESPP Plan

The following summary of the 2026 ESPP is qualified in its entirety by reference to the 2026 ESPP, a copy of which is attached as Appendix B to this Proxy Statement.

Purpose

The purpose of the 2026 ESPP is to provide employees of the Company with an opportunity to purchase Common Stock through accumulated payroll deductions. The 2026 ESPP, and the rights of participants to make purchases thereunder, is intended to qualify under Section 423 of the Code.

Administration

The 2026 ESPP will be administered by the Board, or a committee of the Board as designated from time to time by resolution of the Board, which we refer to herein as the “2026 ESPP Administrator.” All questions of interpretation of the 2026 ESPP are determined by the 2026 ESPP Administrator, whose decisions are final and binding upon all participants. The 2026 ESPP Administrator may adopt rules or procedures relating to the operation and administration of the 2026 ESPP to accommodate the specific requirements of local laws and procedures.

Eligibility

All employees of the Company or a designated subsidiary of the company (as defined in the 2026 ESPP) who (a) are customarily employed for more than five months in any calendar year, (b) customarily work for more than 20 hours per week, (c) have been employed for a continuous period preceding the Offering Date as required by the Administrator (which may not be two years or more), and (d) satisfy any other requirements set forth in the 2026 ESPP will be eligible to participate in the 2026 ESPP. However, any employee who would own (or pursuant to Section 424(d) of the Code would be deemed to own) more than 5% of the voting power or value of the Company’s stock immediately after a grant under the 2026 ESPP is not eligible to participate and no participant may purchase more than $25,000 of the Company’s stock in any one calendar year. Furthermore, no participant may authorize withholding of more than 12% of his or her compensation (as defined in the 2026 ESPP). As of March 1, 2026, approximately 14 employees will be eligible to participate in the 2026 ESPP.

Shares Available Under the 2026 ESPP

The maximum number of shares of our Common Stock available for purchase pursuant to the exercise of options granted under the 2026 ESPP is 500,000. If the total number of shares to be purchased by all participants on any exercise date (as defined in the 2026 ESPP) exceeds the number of shares remaining available for issuance under the 2026 ESPP, the 2026 ESPP Administrator may make a pro rata allocation of the remaining available number of shares. Any such allocation shall be “bottom up”, meaning that all exercises for one share are satisfied first, then for two shares, and so on until all available shares are exhausted, with any amount remaining in a participant’s payroll account following such allocation being returned and not carried over, as determined by the 2026 ESPP Administrator.

Offering Periods

The 2026 ESPP is generally implemented through consecutive of overlapping “offer periods”, each of which may not exceed 27 months in duration The 2026 ESPP will initially implement consecutive offer periods of 24 months, with the first offer period commencing on December 1, 2025 and ending on November 30, 2027. Participants are granted a separate option for each offer period in which they participate, which shall be granted on the first date of the offer period and are exercised in successive installments on the exercise date(s) ending within the offer period. The exercise date(s) is the last day(s) of each purchase period. Unless otherwise determined by the 2026 ESPP Administrator, purchase periods run from December 1 through May 31 and from June 1 through November 30. If, on the first day of any purchase period, the fair market value of the Common Stock is less than the fair market value on the original offering date for that offer period, the offer period automatically terminates and participants are enrolled in a new offer period commencing on that date, unless otherwise elected or ineligible for participation.

Payroll Deductions

To participate in an offer period, an eligible employee must execute and submit a properly completed election on or before the offering date (as defined in the 2026 ESPP). Once enrolled in the 2026 ESPP offer period, payroll deductions commence with the first partial or full payroll period beginning on the offering date and ending on the last complete payroll period during the offer period. Once an offering period is over, a participant is automatically enrolled in the next offering period unless the participant chooses to withdraw from the 2026 ESPP.

Each payroll deduction authorization will request a deduction in an amount expressed as a whole percentage between 1% and 12% (or such other range as determined by the 2026 ESPP Administrator) and all payroll deductions will be credited to the eligible employee’s account. No interest will be paid on any amount held in the account of any eligible employee.

A participant may change the percentage of compensation that is deducted to purchase shares under the 2026 ESPP by submitting a notice of change of status and may withdraw all (but not less than all) payroll deductions credited to the participant’s account or terminate future payroll deductions in the manner set forth in the 2026 ESPP.

Option Grant

On the first day of each offer period, each participant is automatically granted an option to acquire shares of Common Stock, which is exercised automatically in successive installments on each exercise date ending within the offer period, unless the participant withdraws from the 2026 ESPP. Unless otherwise determined by the 2026 ESPP Administrator, the maximum number of shares of Common Stock a participant shall be permitted to purchase in any offer period shall be 5,000. All participants granted options under the 2026 ESPP will have the same rights and privileges consistent with the requirements set forth in Section 423 of the Code.

Purchase Price

The price per share at which shares are purchased under the 2026 ESPP is 85% of the fair market value of a share of Common Stock on the offering date or on the applicable exercise date, which is lower.

Exercise of Options

At the end of each exercise date ending within an offer period, unless the participant has withdrawn from the 2026 ESPP, payroll deductions are applied automatically to purchase shares of Common Stock at the price described above. The number of shares purchased is determined by dividing the payroll deductions by the applicable purchase price, rounded down to the nearest whole share.

Any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent purchase period or offer period (subject to earlier withdrawal in accordance with the terms of the 2026 ESPP). Any amounts of payroll deductions in a participant’s account that are not used for the purchase of shares of stock because of the participant’s withdrawal will be returned to the participant, without interest, as soon as administratively practicable after such withdrawal. Any amounts of payroll deductions that are not used for the purchase of shares of stock because of the application of Section 423(b)(8) of the Code or because such purchase would exceed the maximum number of shares allowed to be purchased within one offer period shall be returned to the Participant and shall not be carried over to the next offer period or purchase period.

Cancellation and Withdrawal

Participants may (i) cancel all (but not less than all) of their option and terminate their subscription agreement by delivering a written notice revoking their subscription to the Company or by following an electronic or other withdrawal procedure determined by the 2026 ESPP Administrator or (ii) terminate future payroll deductions but allow accumulated deductions to be used on the next exercise date.

Upon such termination and cancellation, the balance in the participant’s account will be returned to the participant, without interest, as soon as administratively practicable thereafter.

Termination of Employment or Eligibility

Upon the termination of a participant’s employment with the Company (or a designated subsidiary, as applicable) for any reason or if a participant loses eligibility to participate in the 2026 ESPP, in each case, prior to the next scheduled exercise date, the participant’s option will be deemed cancelled and the balance in the participant’s account will be returned to the participant (or his or her estate or designated beneficiary in the event of the participant’s death), without interest, as soon as administratively practicable.

Transferability

No payroll deductions credited to a participant’s account, options granted under the 2026 ESPP, or any rights with regard to the exercise of an option or to receive shares under the 2026 ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 of the 2026 ESPP) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the 2026 ESPP Administrator may, in its sole discretion, treat such act as an election to withdraw funds from an offer period in accordance with Section 10 of the 2026 ESPP.

Adjustments Upon a Change in Capitalization

In the event of any reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, extraordinary dividends or distributions, or similar events, the 2026 ESPP Administrator will appropriately adjust the reserves (as defined in the 2026 ESPP), purchase price, maximum number of shares that may be purchased, and any other terms, in each case, in such manner as it deems equitable to prevent dilution or enlargement of benefits.

Merger or Other Corporate Transaction

In the event of a proposed corporate transaction (as defined in the 2026 ESPP), outstanding options will be assumed by the successor corporation or a parent or subsidiary of the successor unless the 2026 ESPP Administrator, in its sole discretion and in lieu of assumption, shortens the offer period then in progress by establishing a new exercise date and providing participants at least 10 business days’ notice. If the offer period is shortened, the 2026 ESPP Administrator will notify participants that either (i) the option will be exercised automatically on the new exercise date unless the participant withdraws, or (ii) the Company will pay the participant on the new exercise date an amount in cash, cash equivalents, or property equal to the excess, if any, of the fair market value of the shares subject to the option over the purchase price that would have been payable upon exercise, and any remaining accumulated payroll deductions will be returned.

In the event of a merger, sale, or other similar corporate transaction involving the Company, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the option, the offering period with respect to which such option relates will be shortened by setting a new exercise date on which such offering period shall end. The new exercise date will occur before the date of the Company’s proposed merger, sale, or other similar corporate transaction.

2026 ESPP Benefits

The benefits that will be received by or allocated to eligible employees under the 2026 ESPP cannot be determined at this time because the amount of payroll deductions contributed to purchase shares of our Common Stock under the 2026 ESPP is entirely within the discretion of each participant (subject to the limitations discussed above).

U.S. Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to the grant and exercise of rights under the 2026 ESPP, based on federal income tax laws currently in effect. The exact federal income tax treatment of options will depend on the specific nature of any such option and the individual tax attributes of the participant. The following summary is not intended to be exhaustive and, among other considerations, does not describe gift, estate, social security, state, local or international tax consequences. In addition, if one or more sub-plans are established for employees of non-U.S. subsidiaries, the tax rules may be different than discussed below.

The 2026 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and, as a result, employees who participate in the 2026 ESPP will be afforded favorable tax treatment subject to meeting certain requirements specified by the Code. In general, there are no federal income tax consequences to a participant upon the grant of the option to purchase shares under the 2026 ESPP at the beginning of an option period or upon its exercise on the exercise date at the end of an option period. Upon the disposition of shares of Common Stock acquired upon exercise of an option, the participant will generally be subject to tax and the nature and amount of the tax will depend on whether the employee has satisfied the statutory holding period.

If the employee holds shares acquired under the 2026 ESPP for at least two years from the grant date of his or her option and at least one year from the date he or she acquired the shares (referred to as the “statutory holding period”), any gain on the sale of the shares will be taxed as ordinary income to the extent of the lesser of (i) the amount by which the fair market value of the shares on the grant date (i.e., the first day of the option period) exceeded the exercise price for the option, or (ii) the amount by which the fair market value of the shares on the date of sale exceeds the exercise price of the option. Any additional gain or loss will be taxed as long-term capital gain or loss.

If the participant sells or otherwise disposes of the shares before the expiration of the statutory holding period, then in the year of such “disqualifying” disposition, the participant will be required to recognize ordinary income equal to the difference between the fair market value of the shares on the date of the exercise of the option and the exercise price of the option. Any additional gain or loss will be short-term or long-term capital gain or loss depending on the length of time the employee has held the shares.

The Company is not entitled to any deduction with respect to the difference between the fair market value of the Common Stock and the option exercise price if the participant satisfies the statutory holding period described above. If shares are sold before the statutory holding period is satisfied, the Company receives a tax deduction for any ordinary income recognized by the participant.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5—NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board is asking you to approve, on a non-binding, advisory basis, the compensation of our NEOs, as disclosed in this Proxy Statement. This item, which is provided pursuant to Section 14A of the Exchange Act, is commonly referred to as a “say-on-pay” vote.

This say-on-pay proposal gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our NEOs and our compensation philosophy, policies, and practices described in this Proxy Statement. Please read the “Executive Compensation” section and the compensation tables and narrative disclosure that follow for information about our executive compensation program, including details of the 2025 compensation of our NEOs. Our Compensation Committee believes that these policies and practices are effective in implementing our compensation philosophy and achieving our compensation program goals.

As an advisory vote, the outcome of the vote on this proposal is not binding. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of this vote when making future executive compensation decisions. Unless our Board modifies its current policy on the frequency of holding say-on-pay votes, the next say-on-pay vote is expected to occur at our 2029 Annual Meeting of Stockholders.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding: (i) each stockholder or group of stockholders known by the Company to be the beneficial owner of more than 5% of the Company’s issued and outstanding Common Stock, (ii) each of our directors and nominees, (iii) each of our NEOs and (iv) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after March 1, 2026. The percentages in the table below are based on an aggregate of 11,905,652 shares of Common Stock issued and outstanding as of March 1, 2026 (plus any shares that such person has the right to acquire within 60 days after the date of this table). Except as otherwise indicated in the footnotes, amounts are as of March 1, 2026 and, to our knowledge, each of the stockholders has sole voting and investment power with respect to all shares of Common Stock beneficially owned, subject to community property laws where applicable. The address for each director and executive officer listed in the table below is c/o XOMA Royalty Corporation, 2200 Powell Street, Suite 310, Emeryville, California 94608.

Name	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (%)
5% Stockholders
Entities affiliated with BVF Inc.(1)	2,590,303	21.8%
Entities affiliated with Morgan Stanley(2)	1,702,545	14.3%
FMR LLC(3)	1,268,506	10.7%
The Vanguard Group(4)	638,813	5.4%
Named Executive Officers and Directors:
Bradley Sitko(5)	468,741	3.8%
Thomas M. Burns(6)	307,542	2.5%
Owen Hughes(7)	273,563	2.3%
Joseph M. Limber(8)	82,908	*
Matthew D. Perry(9)	77,526	*
Barbara A. Kosacz(10)	69,125	*
Jack L. Wyszomierski(11)	70,360	*
Heather L. Franklin(12)	47,008	*
Natasha Hernday(13)	46,231	*
All directors and current executive officers as a group as of the record date (10 persons)(14)	1,147,596	8.9%

*	Indicates less than 1%.
(1)

Based on a Schedule 13D/A filed on May 20, 2025. Consists of (i) 1,322,758 shares held by Biotechnology Value Fund, L.P. (“BVF”) and (ii) 1,267,545 shares held by Biotechnology Value Fund II, L.P. (“BVF2”). Excludes 5,003,000 shares issuable upon the conversion of 5,003 shares of Series X Preferred Stock, which are held by BVF, BVF2, Biotechnology Value Trading Fund OS, L.P. (“Trading Fund OS”) and in certain partners managed accounts, the conversion of which is subject to a beneficial ownership limitation of 19.99% of the outstanding common stock. BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd., as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”), as the investment manager of BVF and

BVF2, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. BVF shares with BVF GP voting and dispositive power over the shares beneficially owned by BVF. BVF2 shares with BVF2 GP voting and dispositive power over the shares beneficially owned by BVF2. Each of BVF GP and BVF2 GP shares with BVF GPH voting and dispositive power over the shares each such entity beneficially owns. Partners, BVF Inc. and Mr. Lampert share voting and dispositive power over the shares they may be deemed to beneficially own with BVF, BVF GP, BVF2, BVF2 GP and BVF GPH. The business address of each person and entity listed above is 44 Montgomery St., 40th Floor, San Francisco, California 94104.
(2)

Based on a Schedule 13G/A filed on February 12, 2026 by Morgan Stanley and Morgan Stanley Investment Management Inc., a wholly-owned subsidiary of Morgan Stanley. Morgan Stanley holds shared voting power over 1,701,907 shares of Common Stock and shared dispositive power over 1,701,586 shares of Common Stock, and Morgan Stanley Investment Management Inc. holds shared voting power over 1,700,925 shares of Common Stock and shared dispositive power over 1,700,925 shares of Common Stock. The business address of each entity listed above is 1585 Broadway, New York, New York 10036.

(3)

Based on a Schedule 13G/A filed on March 6, 2026 by FMR LLC (“FMR”) and Abigail P. Johnson, and consists of shares held by subsidiaries of FMR. Ms. Johnson is a director, the Chairman and Chief Executive Officer of FMR. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholder’s voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. FMR and Ms. Johnson hold sole dispositive power over 1,268,506 shares of Common Stock and FMR holds sole voting power over 1,262,155 shares of Common Stock. The business address of each person and entity listed above is 245 Summer St., Boston, Massachusetts 02210.

(4)

Based on a Schedule 13G filed on July 29, 2025 by The Vanguard Group (“Vanguard”). Vanguard holds shared voting power over 7,607 shares of Common Stock, sole dispositive power over 628,533 shares of Common Stock and shared dispositive power over 10,280 shares of Common Stock. The business address of the entity listed above is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. On a Schedule 13G/A filed on March 27, 2026, Vanguard subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various subsidiaries and/or business divisions. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis).

(5)

Includes (i) 19,822 shares of Common Stock, (ii) 446,875 shares of Common Stock underlying options exercisable within 60 days of the date of this table, (iii) 394 shares of Common Stock held in a 401(k) account and (iv) 1,650 shares of Common Stock held by members of Mr. Sitko’s family over which Mr. Sitko holds shared voting and dispositive power. Mr. Sitko also beneficially owns (x) 9,045 shares, less than 1%, of Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05) (“XOMAO”), including 2,000 shares of XOMAO held by members of Mr. Sitko’s family and (y) 395 shares, less than 1%, of 8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 (“XOMAP”), including 82 shares of XOMAP held by members of Mr. Sitko’s family.

(6)

Mr. Burns stepped down from his position as Senior Vice President, Finance and Chief Financial Officer of the Company effective January 12, 2026. Includes (i) 30,079 shares of Common Stock, (ii) 271,333 shares of Common Stock underlying options exercisable within 60 days of the date of this table and (iii) 6,130 shares of Common Stock held in a 401(k) account. Mr. Burns also beneficially owns (x) 2,000 shares, less than 1%, of XOMAO and (y) 2,000 shares, less than 1%, of XOMAP.

(7)

Includes (i) 98,268 shares of Common Stock, (ii) 175,000 shares of Common Stock underlying options exercisable within 60 days of the date of this table and (iii) 295 shares of Common Stock held in a 401(k) account. Mr. Hughes also beneficially owns 102,000 shares or 5.8%, of XOMAO.

(8)

Includes (i) 6,210 shares of Common Stock and (ii) 76,698 shares of Common Stock underlying options exercisable within 60 days of the date of this table. Mr. Limber also beneficially owns 20,000 shares, or 1.1%, of XOMAO and (y) 10,000 shares, or 1.0%, of XOMAP.

(9)	Includes (i) 17,869 shares of Common Stock and (ii) 59,657 shares of Common Stock underlying options exercisable within 60 days of the date of this table.
(10)	Includes 69,125 shares of Common Stock underlying options exercisable within 60 days of the date of this table.
(11)	Includes (i) 12,533 shares of Common Stock and (ii) 57,827 shares of Common Stock underlying options exercisable within 60 days of the date of this table.
(12)	Includes 47,008 shares of Common Stock underlying options exercisable within 60 days of the date of this table.
(13)

Includes (i) 3,035 shares of Common Stock and (ii) 43,196 shares of Common Stock underlying options exercisable within 60 days of the date of this table. Ms. Hernday also beneficially owns 4,000 shares, less than 1%, of XOMAP.

(14)

Includes (i) 169,871 shares of Common Stock, (ii) 975,386 shares of Common Stock underlying options exercisable within 60 days of the date of this table, (iii) 689 shares of Common Stock held in a 401(k) account and (iv) 1,650 shares of Common Stock held by family members. The group also beneficially owns (x) 131,045 shares, or 7.4%, of XOMAO, including 2,000 shares of XOMAO held by family members, and (y) 14,395 shares, or 1.5%, of XOMAP, including 82 shares of XOMAP held by family members.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2025.

Name	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders:	1,838,219	(1)	$20.24	(2)	1,410,161	(3)
Equity compensation plans not approved by stockholders:	725,000	(4)	$23.74	(5)	—

Total	2,563,219		$21.42		1,410,161

(1)	Includes outstanding stock options and PSUs, assuming all performance targets are achieved, granted under the 2010 Plan.
(2)	Reflects the weighted-average exercise price of stock options granted under the 2010 Plan. PSUs reflected in column (a) are not included in this column as they do not have an exercise price.
(3)

Includes (i) 910,161 shares of Common Stock available for issuance under our 2010 Plan and (ii) 500,000 shares of Common Stock available for issuance under our 2015 Employee Stock Purchase Plan, as amended.

(4)	Includes outstanding stock options granted as inducement awards in compliance with Nasdaq Listing Rule 5635(c)(4).
(5)	Reflects the weighted-average exercise price of stock options granted as inducement awards.

COMPENSATION OF EXECUTIVE OFFICERS

The primary objectives of our executive compensation program are to enable the Company to attract, motivate and retain outstanding individuals and to align their success with that of our stockholders through the creation of stockholder value. We attract and retain executives by providing an executive compensation package that is competitive with the companies with which we compete for talent. We seek to create alignment between executive compensation and the interests of our stockholders through a focus on short-term and long-term incentive compensation programs that tie each executive officer’s pay to the Company’s near-term and longer-term performance.

Summary Compensation Table

The following table sets forth certain summary information for the years indicated concerning the compensation earned by the Company’s NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Owen Hughes	2025	$707,940	$—	$—	$—	$420,517	$11,750	$1,140,207
CEO	2024	$566,477	$89,375	$4,833,138	$—	$336,488	$7,786	$5,833,264
Thomas M. Burns(4)	2025	$508,185	$—	$—	$—	$201,242	$15,500	$724,927
Former SVP, Finance & CFO	2024	$472,026	$—	$—	$—	$186,923	$15,237	$674,186
Bradley Sitko	2025	$563,040	$—	$—	$—	$278,705	$11,750	$853,495
CIO	2024	$520,000	$—	$—	$—	$257,400	$11,500	$788,900

(1)	The amount in this column for 2024 represents a sign-on bonus paid to Mr. Hughes in connection with his appointment as our permanent Chief Executive Officer.
(2)

Amounts in this column for 2025 represent the bonuses earned by the NEOs under the 2025 Cash Bonus Plan, as described in more detail under “Narrative to Summary Compensation Table—2025 Cash Bonus Plan” below.

(3)

The amounts in this column reflect the fair value on the date of contribution of shares of Common Stock contributed by the Company to the NEO’s account under the Deferred Savings Plan as matching contributions, as described in more detail under “Retirement Benefits,” as follows: for Mr. Hughes, 458 shares; for Mr. Burns, 604 shares; and for Mr. Sitko, 458 shares.

(4)

Mr. Burns stepped down from his position as Senior Vice President, Finance and Chief Financial Officer of the Company effective January 12, 2026, and his employment was terminated by the Company on January 15, 2026.

Narrative to Summary Compensation Table

Process for Setting Compensation

Our Compensation Committee has primary responsibility for the implementation and oversight of our executive officer compensation. The Compensation Committee considers the recommendations of Mr. Hughes on the compensation for our executive officers (other than himself) but makes the final determinations regarding executive compensation decisions. Our Compensation Committee has retained the services of Compensia to assist in the development and design of our executive compensation program. In evaluating executive and director compensation in 2025, we utilized two peer groups of companies with similar revenues and market capitalizations—one peer group focused on a selection of drug development companies and one peer group focused on royalty and licensing companies. Compensia presented peer group and industry data with respect to base salaries, target annual bonuses and equity compensation.

Base Salary

Our Compensation Committee recognizes the importance of base salary as an element of compensation that helps to attract and retain our executive officers. We provide base salary as a fixed source of cash compensation to recognize each NEO’s day-to-day responsibilities, which is designed to provide an appropriate and competitive base level of current cash income for the NEOs. In February 2025, with retroactive effectiveness to January 1, 2025, our Compensation Committee and Board increased the base salary of Mr. Hughes, Mr. Burns and Mr. Sitko to the 50th percentile of our peer group with a further adjustment of 3.5%, consistent with the 3.5% cost of living adjustment provided to all employees. The total base salary increases were as follows: Mr. Hughes $132,940, Mr. Burns $36,159, and Mr. Sitko $43,040, The base salaries for each NEO as of December 31, 2025 were as follows:

Name	2025 Base Salary ($)
Owen Hughes	$707,940
Thomas M. Burns	$508,185
Bradley Sitko	$563,040

2025 Cash Bonus Plan

In February 2025, the Board approved the 2025 Cash Bonus Plan for the 2025 fiscal year and approved target bonus opportunities for each NEO under the 2025 Cash Bonus Plan as follows:

Name and Principal Position	2025 Target Bonus (% of Base Salary)
Owen Hughes	60%
Thomas M. Burns	40%
Bradley Sitko	50%

Bonuses under the 2025 Cash Bonus Plan were based 100% upon the Company’s achievement of the following corporate objectives: (a) total stockholder return, (b) business development and (c) secure capital, each established by the Board in February 2025. The bonuses earned by each NEO under the 2025 Cash Bonus Plan set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above were approved by our Compensation Committee based on achievement of the 2025 corporate objectives at 99% of target.

Equity Compensation

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate executive officers, and encourages them to devote their best efforts to our business and financial success. During 2025, we did not grant any equity-based awards to our NEOs.

Earning of PSUs

In September 2025, upon achievement of a 30-day volume-weighted average price (“30-Day VWAP”) of $35, the performance goal was achieved with respect to 53,350 PSUs granted to Mr. Hughes during 2024, 17,770 PSUs granted to Mr. Burns during 2023 and 10,067 PSUs granted to Mr. Sitko during 2023. The earned PSUs vested as to two-thirds on the date of such achievement, with the remainder vesting subject to each NEO’s continued employment through May 18, 2026.

Outstanding Equity Awards as of December 31, 2025

The following table provides information as of December 31, 2025, regarding unexercised options held by each of our NEOs.

			Option Awards				Stock Awards
Name	Date of Grant		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Owen Hughes	1/3/2023		100,000	—	$18.66	1/3/2033
	1/3/2023	(2)	72,917	2,083	$30.00	1/3/2033
	1/8/2024	(3)					71,142	$1,891,666	61,572	$1,637,199
Thomas M. Burns	12/22/2016		24,000	—	$5.50	12/22/2026
	2/10/2017		75,778	—	$4.03	2/10/2027
	2/10/2017		15,500	—	$4.03	2/10/2027
	2/10/2017		10,000	—	$4.03	2/10/2027
	2/10/2017		10,000	—	$4.03	2/10/2027
	2/10/2017		7,000	—	$4.03	2/10/2027
	2/14/2018		25,000	—	$27.41	2/14/2028
	2/13/2019		23,000	—	$14.33	2/13/2029
	3/13/2020		22,000	—	$18.84	3/13/2030
	2/17/2021		20,055		$38.93	2/17/2031
	2/22/2022		28,000	—	$20.22	2/22/2032
	11/8/2022		11,000	—	$18.03	11/8/2032
	5/18/2023	(3)					23,698	$630,130	20,510	$545,361
Bradley Sitko	1/3/2023	(4)	218,750	81,250	$18.66	1/3/2033
	1/3/2023	(4)	182,292	67,708	$30.00	1/3/2033
	5/18/2023	(3)					3,355	$89,209	20,133	$535,336

(1)	Amounts in these columns reflect the value of outstanding PSUs as of December 31, 2025, based on a per share price of $26.59, the closing price of our Common Stock on December 31, 2025.
(2)	These option awards vest in equal monthly installments over 36 months following the date of grant.
(3)

The PSUs for which the stock price hurdle has been achieved vest on May 18, 2026. The remaining PSUs are eligible to become earned based on satisfaction of 30-Day VWAP hurdles of $40 and $45 prior to May 18, 2026, which earned PSUs vest as to two-thirds on the date the performance requirement is achieved and as to one-third on May 18, 2026.

(4)	One-fourth of the shares subject to the award vested on the first anniversary of the date of grant and the remaining shares vest monthly over the three years thereafter.

Retirement Benefits

We do not maintain and have not ever maintained a defined benefit pension plan or non-qualified deferred compensation plan. Each of our NEOs is eligible to participate in the Company’s Deferred Savings Plan, a defined contribution retirement plan under Section 401(a) of the Internal Revenue Code of 1986, on the same basis as other eligible employees. Participants may make contributions to defer up to 80% of their eligible compensation (subject to applicable limits). The Company may, at its sole discretion, make matching contributions each plan year, in cash or in shares of Common Stock. In January 2026, the Company made matching contributions in shares of Common Stock equal to 50% of each participant’s 2025 deferrals. Matching contributions vest on a straight-line at 25% per year of continuous service and a participant is 100% vested after four years of continuous service.

Employment Agreements and Change of Control Severance Arrangements

Owen Hughes Employment Agreement

In connection with his appointment as permanent Chief Executive Officer, we amended and restated Mr. Hughes’ employment agreement (the “Hughes Agreement”). Under the 2024 Agreement, Mr. Hughes is eligible to receive an annual base salary of $575,000 and a target annual bonus equal to 60% of his annual base salary. In addition, the 2024 Agreement provided for the grant of 275,000 PSUs, as described above.

Under the 2024 Agreement, Mr. Hughes is eligible to receive severance benefits in the event of a termination by us without cause, a resignation by Mr. Hughes for good reason, or his death or disability, subject to his execution of a release of claims, as follows: (i) 1.0 times his base salary; (ii) any earned but unpaid bonus for the prior year; (iii) a pro-rata portion of his target bonus for the year of termination; (iv) subsidized continued health coverage for up to 12 months; and (v) except in the event of death or disability, 12 months of outplacement services not to exceed $15,000.

However, if the termination without cause or resignation for good reason occurs during the period beginning two months before and ending 12 months after a change in control of the Company, Mr. Hughes would instead be eligible to receive the following severance benefits: (i) 2.0 times his base salary; (ii) any earned but unpaid bonus for the prior year; (iii) 2.0 times his target bonus for the year of termination; (iv) subsidized continued health coverage for up to 24 months; (v) accelerated vesting of 100% of outstanding time-based equity awards, with the post-termination exercise period of any stock options extended for 60 months (or through the remainder of the original maximum term); (vi) accelerated vesting of a pro-rated portion of outstanding performance-based awards, based on actual performance through the date of such termination; and (vii) 12 months of outplacement services not to exceed $15,000.

Thomas M. Burns Agreements

Prior to his resignation, the Company and Mr. Burns were parties to an amended and restated employment agreement with Mr. Burns. Under the employment agreement, upon a termination of Mr. Burns’ employment by the Company without cause, due to his death or permanent disability, or upon his resignation for good reason, in each case subject to execution or a release of claims, Mr. Burns would have been entitled to: (i) a severance payment equal to 75% of his base salary; (ii) a severance payment equal to the pro-rated portion of his target bonus for the year of termination; (iii) payment of any earned but unpaid bonus for the prior performance period; (iv) if elected, the full cost of continuation coverage under the Company’s group health plans for up to nine months; and (v) outplacement services for nine months not to exceed $15,000 in value. Pursuant to his employment agreement, all payments and benefits to Mr. Burns thereunder would have been subject to his compliance with the confidentiality and non-competition provisions thereof. Under the employment agreement, Mr. Burns was deemed “retirement eligible” for purposes of his equity awards under the terms of his equity award agreements.

Mr. Burns was also party to a change of control severance agreement with the Company, which provided for severance benefits (in lieu of those described under his employment agreement) if his employment was terminated by the Company without cause or if he resigned with good reason, in either case, within two months prior to signing an agreement for a change of control or within 12 months after a change of control. Subject to execution of a release of claims, these severance payments and benefits included: (i) accelerated vesting of 100% of outstanding time-based equity awards, with the post-termination exercise period of any stock options extended for 60 months (or through the remainder of the original maximum term); (ii) accelerated vesting of a pro-rated portion of outstanding performance-based awards, based on actual performance through the date of such termination; (iii) a severance payment equal to 1.5x his base salary and 1.5x his target bonus for the year of termination; (iv) if elected, the full cost of continuation coverage under the Company’s group health plans for up to 18 months; and (v) outplacement services for 12 months, not to exceed $15,000 in value. The agreement also included a “better after-tax” provision, pursuant to which payments to Mr. Burns would have been either reduced or paid in full, whichever results in a greater economic benefit to the executive officer (after calculation of all taxes, including any excise taxes, on such payments).

On January 12, 2026, Mr. Burns stepped down as our Senior Vice President, Finance and Chief Financial Officer and his employment was terminated by the Company on January 15, 2026 in connection with the execution of a separation and consulting agreement and general release of claims (the “Separation and Consulting Agreement”). Pursuant to the terms of the Separation and Consulting Agreement, in consideration for a release of claims, Mr. Burns received the severance payments and benefits set forth under his employment agreement upon a termination without cause as described above. In addition to the foregoing, the Separation and Consulting Agreement provides for the full acceleration of his outstanding PSUs for which the stock price hurdle was previously achieved; any remaining PSUs remained outstanding and eligible to vest only upon satisfaction of the applicable stock price hurdles. Under the Separation and Consulting Agreement, Mr. Burns provided transition and advisory services as a consultant for an initial three-month consulting period, with a monthly consulting fee of $16,000.

Bradley Sitko Employment Agreement
In connection with his appointment as Chief Investment Officer, we entered into an employment agreement with Mr. Sitko, pursuant to which he was eligible to receive an annual base salary of $500,000, a target annual bonus equal to 50% of his base salary, and a $110,000 signing bonus. The signing bonus was subject to repayment if Mr. Sitko resigned without good reason or was terminated for cause prior to January 3, 2024. In addition, the employment agreement provided for the grant of inducement stock options, as described in more detail above.
Under his employment agreement, Mr. Sitko is eligible to receive severance benefits in the event of a termination by us without cause, a resignation by Mr. Sitko for good reason, or his death or disability, subject to his execution of a release of claims, as follows: (i) 1.0 times his base salary; (ii) a pro-rata
portion of his target bonus for the year of termination; (iii) any earned but unpaid bonus for the prior year; (iv) subsidized continued health coverage for up to 12 months; and (v) except in the event of death or disability, 12 months of outplacement services, not to exceed $15,000.
However, if the termination without cause or resignation for good reason occurs during the period beginning two months before and ending 12 months after a change in control of the Company, Mr. Sitko would instead be eligible to receive the following severance benefits: (i) 1.5 times his base salary; (ii) 1.5 times his target bonus for the year of termination; (iii) any earned but unpaid bonus for the prior year; (iv) subsidized continued health coverage for up to 18 months; (v) accelerated vesting of 100% of outstanding time-based equity awards, with the post-termination exercise period of any stock options extended for 60 months (or through the remainder of the original maximum term); (vi) accelerated vesting of a pro-rated
portion of outstanding performance-based awards, based on actual performance through the date of such termination; and (vii) 12 months of outplacement services, not to exceed $15,000.
Incentive Compensation Recoupment Policy and Restatement Analysis
We maintain an Incentive Compensation Recoupment (Clawback) Policy, which is intended to comply with the requirements of Nasdaq Listing Standard 5608 implementing Rule
10D-1
under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance
with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered officer during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.
During the second quarter of 2025, the Company was required to prepare an immaterial accounting restatement of the Company’s consolidated financial statements as of and for the year ended December 31, 2024, as described under Note 2 to the consolidated financial statements in the Company’s Annual Report on
Form 10-K
for the year ended December 31, 2025 in the section titled “Immaterial Restatement of Previously Issued Consolidated Financial Statements.” In accordance with the Clawback Policy, our Compensation Committee reviewed the restated financials and concluded that there was no recovery of erroneously awarded compensation required under the Clawback Policy. The only incentive-based compensation received by covered officers during the prior three fiscal years was earned based on our stock price performance. In their review, the Compensation Committee determined that the restated financials would not have impacted the Company’s achievement of the stock price hurdle and thus the restated financials did not impact the achievement of the incentive-based compensation received at any time during the prior three fiscal years.
Equity Grant Timing
Historically, we have not granted equity awards to our NEOs or other employees on a regular basis, and rather, our Compensation Committee has historically considered and approved grants from time to time based on business needs. Beginning in 2026, we anticipate granting annual equity awards to our NEOs and other employees during the first quarter each year. In addition, employees, including the NEOs, are eligible to purchase shares under the ESPP through payroll contributions on preset purchase dates in November and May of each year. During 2025, our Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards and did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation
S-K
applicable to “smaller reporting companies.” For further information concerning the Company’s compensation philosophy and how the Company seeks to align executive compensation with the Company’s performance, refer to “Compensation of Executive Officers” above.

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average Compensation Actually Paid to Non- PEO NEOs (2) ($)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return (4) ($)	Net (Loss) Income (5) ($ in millions)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	$1,140,207	$1,257,488	$789,211	$823,895	$144.51	$31.7
2024	$5,833,264	$6,378,561	$731,543	$2,645,142	$142.83	$(13.8)
2023	$2,482,735	$2,072,442	$5,414,556	$4,425,847	$100.54	$(40.8)

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Hughes (our Chief Executive Officer and PEO) for each corresponding year in the “Total” column of the Summary Compensation Table included herein and in our proxy statement for the 2025 and 2024 annual meetings. Refer to “Compensation of Executive Officers—Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Hughes as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Hughes during the applicable year.

The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Hughes), as computed in accordance with Item 402(v) of
Regulation S-K.
The NEOs as a group (excluding Mr. Hughes) were Mr. Burns and Mr. Sitko for 2025, 2024, and 2023. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Hughes) during the applicable year.
In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to determine the compensation actually paid for 2025:

	Summary Compensation Table Total ($)	Reported Value of Equity Awards (a) ($)	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in a Prior Year (b) ($)	Change in Fair Value from Prior Year End to Vesting Date of Equity Awards Granted in a Prior Year That Vest in the Year (b) ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Compensation Actually Paid ($)
PEO	$1,140,207	—	—	$(285,399)	$402,680	—	$1,257,488
Average Other NEOs	$789,211	—	—	$(124,898)	$159,581	—	$823,895

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
Includes the value of equity awards treated as vested in prior years to better reflect the revised guidance from the SEC related to treatment of equity awards upon an executive’s retirement eligibility, with appropriate adjustments to capture the change in value of such awards.

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Hughes, who served as our CEO during the applicable periods) in the “Total” column of the Summary Compensation Table in each applicable year.

(4)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year reported is December 31, 2022.

(5)	The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.
Narrative to Pay Versus Performance Table
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail above in “Compensation of Executive Officers,” the Company’s executive compensation program reflects a performance-driven compensation philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, those Company measures are not financial performance measures and are therefore not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Net Income (Loss)
As a biotech royalty aggregator, our revenue is comprised of licensing fees, milestone payments and royalties from our legacy discovery and development business and future milestone payments and royalties from our royalty aggregator business. Consequently, we did not use net income (loss) as a performance measure in our executive compensation program. Moreover, because the generation of revenues related to licensing fees, milestone payments and royalties is dependent on the achievement of milestones or product sales by our partners, we do not believe there is any meaningful relationship between our net income and compensation actually paid to our NEOs during the periods presented.

Compensation Actually Paid and Cumulative TSR
The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO
NEOs, on the one hand, to the Company’s cumulative TSR over the three years presented in the table, on the other.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION OF DIRECTORS

Our director compensation program is designed to attract and retain non-employee directors while aligning the interests of our non-employee directors with those of our stockholders. Our Compensation Committee, in consultation with Compensia, evaluates our director compensation policy on an annual basis in consideration of the director compensation programs at the companies in our peer group.

Director Compensation Policy

During 2025, each non-employee director was entitled to receive an annual retainer of $40,000, plus an additional (i) $20,000, in the case of the Chair of the Audit Committee, (ii) $10,000, in the case of any other member of the Audit Committee, (iii) $15,000, in the case of the Chair of the Compensation Committee and the Chair of the Transaction Committee, (iv) $7,500, in the case of any other member of the Compensation Committee and any other members of the Transaction Committee, (v) $12,000, in the case of the Chair of the Nominating & Governance Committee, (vi) $6,000, in the case of any other member of the Nominating & Governance Committee and (vii) $40,000, in the case of the Chairman of the Board or Lead Independent Director. The Company’s directors do not receive meeting fees.

Each non-employee director whose service continues following the annual meeting is entitled to receive an annual equity grant valued at $150,000. The non-employee director may elect to have the equity grant delivered as options vesting monthly over one year, RSUs that vest in full after one year, or a 50% split between the two. Each new non-employee director is entitled to receive an initial option grant valued at $250,000 that vests monthly over three years and a pro-rata portion of the annual option grant that vests monthly from grant date until the next annual grant.

The 2010 Plan limits director compensation, including cash fees and the grant date fair value of any stock awards, to $750,000 for each calendar year.

Director Compensation Table

The table below sets forth the 2025 compensation for non-employee directors who served at any time during 2025. Directors who are employees of the Company receive no additional compensation for services as members of the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total
Heather L. Franklin	$55,000	$149,992	$—	$204,992
Natasha Hernday	$69,500	$149,992	$—	$219,492
Barbara Kosacz	$53,500	$149,992	$—	$203,492
Joseph M. Limber	$66,000	$—	$150,131	$216,131
Matthew D. Perry	$62,500	$149,992	$—	$212,492
Jack L. Wyszomierski	$97,500	$149,992	$—	$247,492

(1)

The amounts in this column represent the aggregate grant date fair value for RSUs computed in accordance with FASB ASC Topic 718. See Note 12 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for information regarding assumptions underlying valuation of equity awards. Pursuant to the director compensation policy, Mses. Franklin, Hernday and Kosacz and Messrs. Perry and Wyszomierski elected to receive 100% of their annual equity grants as RSUs. As of December 31, 2025, the aggregate RSUs outstanding for each non-employee director were as follows: Ms. Franklin: 5,971, Ms. Hernday: 5,971, Ms. Kosacz: 5,971, Mr. Limber: 0, Mr. Perry: 5,971 and Mr. Wyszomierski: 5,971.

(2)

The amounts in this column represent the aggregate grant date fair value for option awards computed in accordance with FASB ASC Topic 718. See Note 12 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for information regarding assumptions underlying valuation of equity awards. Pursuant to the director compensation policy, Mr. Limber elected to receive 100% of his annual equity grant as stock options. As of December 31, 2025, the aggregate number of options outstanding for each non-employee director were as follows: Ms. Franklin: 47,008, Ms. Hernday: 43,196, Ms. Kosacz: 69,125, Mr. Limber: 77,526, Mr. Perry: 59,657, and Mr. Wyszomierski: 57,827.

TRANSACTIONS WITH RELATED PERSONS

Except as disclosed below, there were no reportable transactions with related persons during fiscal years 2025 or 2024. We or a subsidiary may occasionally enter into transactions with certain related persons, such as executive officers, directors or nominees for directors, their immediate family members or beneficial owners of more than 5% of our outstanding Common Stock, in which the related party has a direct or indirect material interest. Each such transaction is subject to review and pre-approval by the Audit Committee.

Repare Acquisition and XenoTherapeutics Arranger Letter

On November 14, 2025, the Arrangement Agreement by and among the Company, Repare Therapeutics, Inc. (“Repare”) and Xeno Therapeutics, Inc. (“Xeno”) dated November 14, 2025 was executed (the “Repare Acquisition Agreement”), pursuant to which we acted as structuring agent in connection with the acquisition of Repare’s issued and outstanding common shares by Xeno. Xeno agreed to pay us an arranger fee of $3.0 million following the closing of the Repare acquisition for the services we rendered, which fee was received in January 2026. BVF, a beneficial holder of more than 5% of our Common Stock, owned approximately 24.0% of Repare before its acquisition by Xeno. The Repare acquisition closed on January 28, 2026.

ESSA Acquisition and XenoTherapeutics Arranger Letter

In October 2025, we acted as structuring agent in connection with the acquisition of ESSA Pharma Inc.’s (“ESSA”) issued and outstanding common shares by Xeno. As part of the Business Combination Agreement between Xeno and ESSA dated July 13, 2025, we agreed, among other things, to provide bridge financing to Xeno. To facilitate the closing of the acquisition, we extended a short-term loan of $5.9 million to Xeno, which was repaid in October 2025. Additionally, Xeno paid us an arranger fee of $3.0 million following the closing of the ESSA acquisition for the services we rendered in October 2025, which fee was received in October 2025. BVF, a beneficial holder of more than 5% of our Common Stock, owned approximately 24.7% of ESSA before its acquisition by Xeno.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of the Company or that person’s status as a member of our Board or as an officer, as applicable, to the maximum extent allowed under Nevada law.

Procedures for Approval of Related Party Transactions

Our Board reviews the relationships that each director has with the Company and shall endeavor to have a majority of directors that are “independent directors” as defined by the SEC and Nasdaq rules; the Board also reviews the relationships that each officer has with the Company. As part of the review process, the Company distributes and collects questionnaires that solicit information about any direct or indirect transactions with the Company from each of our directors and officers and legal counsel reviews the responses to these questionnaires and reports any related party transactions to the Audit Committee. We may enter into arrangements in the ordinary course of our business that involve the Company’s receiving or providing goods or services on a non-exclusive basis and at arm’s length negotiated rates or in accordance with regulated price schedules with corporations and other organizations in which a Company director, executive officer or nominee for director may also be a director, trustee or investor, or has some other direct or indirect relationship.

Our Code of Ethics requires all directors, officers and employees to avoid any situation that involves an actual or potential conflict of interest with the Company’s objectives and best interests. Employees are encouraged to direct any questions regarding conflicts of interest to the Company’s legal department. All related party transactions involving the Company’s directors or executive officers or members of their immediate families must be reviewed and approved or ratified by the Audit Committee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices and other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are XOMA stockholders will be “householding” the Company’s proxy materials. This means that a single copy of the Notice, proxy statement and Annual Report on Form 10-K, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent to “householding.” If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to the Company’s Secretary at 2200 Powell Street, Suite 310, Emeryville, California 94608, Attention: Secretary or your telephonic request to (510) 204-7276, and we will promptly deliver the proxy materials to you. Stockholders who currently receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings, please contact your broker.

OTHER MATTERS

The Board does not know of any other matters to be presented at this annual meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

It is important that your shares of Common Stock be represented at the meeting, regardless of the number of shares of Common Stock you hold. You are, therefore, urged to promptly vote your proxy by accessing the internet, or if you have elected to receive a paper copy of the proxy materials, by completing, signing and returning the proxy card that is provided or by calling the toll-free telephone number.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, is available without charge upon written request to: Secretary, XOMA Royalty Corporation, 2200 Powell Street, Suite 310, Emeryville, California 94608.

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS

A stockholder who intends to submit a proposal for inclusion in the proxy statement for the 2027 annual meeting of stockholders must submit such proposal to the Company by mail addressed to the Company’s principal office at 2200 Powell Street, Suite 310, Emeryville, California 94608, Attention: Secretary. Such proposal must be received by us as of the close of business (6:00 p.m. Pacific Time) on November 30, 2026 and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

A stockholder who intends to make a nomination for director election or submit a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) for consideration at the annual meeting of stockholders to be held in 2027, must do so in writing by following the above instructions, which must be received by the Company not earlier than January 14, 2027 and not later than the close of business (6:00 p.m. Pacific Time) on February 13, 2027. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19, including providing the notice required under Rule 14a-19 to our Secretary in writing not later than the close of business (6:00 p.m. Pacific Time) on March 22, 2027. We advise you to review our bylaws, which contain additional requirements regarding the advance notice of stockholder proposals and director nominations, including the different notice deadlines in the event our annual meeting for 2027 is held more than 30 days before or 60 days after May 21, 2027. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements. The section titled “Nominating & Governance Committee” in this proxy statement provides additional information on the director nomination process.

For all other stockholder communications with the Board or a particular director, a stockholder may send a letter to the Company’s principal office at 2200 Powell Street, Suite 310, Emeryville, California 94608, Attention: Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” The letter must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just a certain specified individual director or directors. These communications will be compiled and reviewed by our Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

By Order of the Board,

/s/ Maricel Montano

Maricel Montano
Chief Legal Officer and Corporate Secretary March 30, 2026 Emeryville, California

APPENDIX A

XOMA ROYALTY CORPORATION

AMENDED AND RESTATED

2010 LONG TERM INCENTIVE AND STOCK AWARD PLAN

1. Purposes.

The XOMA Royalty Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan (the “Plan”) was originally adopted as the XOMA Corporation 2010 Long Term Incentive and Stock Award Plan, effective as of July 21, 2010 (the “Original Effective Date”) and was most recently amended and restated effective as of May 21, 2025. The Plan, as amended and restated herein, is effective as of May 21, 2026 (the “Effective Date”), subject to approval by the Company’s stockholders.

The purposes of the XOMA Royalty Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan are to advance the interests of XOMA Royalty Corporation and its stockholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company, its Subsidiaries and Affiliates, to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for stockholders by aligning the interests of such persons with those of stockholders.

2. Definitions.

For purposes of this Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under this Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b) “Award” means any Option, SAR, Restricted Share, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Stock-Based Award granted to an Eligible Person under this Plan.

(c) “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) a merger, consolidation or acquisition of the Company or any direct or indirect subsidiary of the Company with any other entity, other than a merger, consolidation or acquisition which would result in the holders of the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the implementation of a plan of complete liquidation or dissolution of the Company;

(iv) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities; or

(v) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors.

(g) “Code” means the Internal Revenue Code of 1986.

(h) “Committee” means the Compensation Committee of the Board, or such other Board committee or committees (which may include the entire Board) as may be designated by the Board to administer all or any portion of this Plan; provided, however, that, unless otherwise determined by the Board, a Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3, to the extent applicable; provided, further, that the mere fact that a Committee shall fail to qualify under the foregoing requirement shall not invalidate any Award made by such Committee which Award is otherwise validly made under this Plan. Different Committees may administer this Plan with respect to different groups of Eligible Persons. As used herein, the singular “Committee” shall include the plural “Committees” if applicable, except where the context requires otherwise.

(i) “Company” means XOMA Royalty Corporation (f/k/a XOMA Corporation), a Nevada corporation, or any successor company.

(j) “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

(k) “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award and may be paid currently or on a deferred basis.

(l) “Eligible Person” means (i) an employee, consultant or other service provider of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director.

(m) “Exchange Act” means the Securities Exchange Act of 1934.

(n) “Fair Market Value” means:

(i) if the Shares are not at the time listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, the closing selling price per Share on the date in question, as such price is reported on The NASDAQ Global Market or any successor system; provided that if there is no reported closing selling price for Shares on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative;

(ii) if the Shares are at the time listed or admitted to trading on any stock exchange, the closing selling price per Share on the date in question on the stock exchange determined by the Committee to be the primary market for the Shares, as such price is officially quoted on such exchange; provided that if there is no reported sale of Shares on such exchange on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative; or

(iii) if the Shares are at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market (or if the Committee determines that the value as determined pursuant to subsection (i) or (ii) above does not reflect fair market value), then the Committee shall determine Fair Market Value after taking into account such factors as it deems appropriate consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B), including one or more independent professional appraisals.

(o) “Incumbent Directors” means directors who (i) are directors of the Company as of the date hereof, (ii) are elected or nominated for election to the Board by the affirmative votes of the directors of the Company as of the date hereof, or (iii) are elected or nominated for election to the Board by the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i) through (iv) of the definition of Change in Control or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(p) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(q) “NQSO” means any Option that is not an ISO.

(r) “Option” means a right, granted under Section 5(b), to purchase Shares.

(s) “Other Stock-Based Award” means a right, granted under Section 5(h) that relates to or is valued by reference to Shares.

(t) “Participant” means an Eligible Person who has been granted an Award under this Plan.

(u) “Performance Period” shall have the meaning set forth in Section 5(f)(i).

(v) “Performance Share” means a performance share granted under Section 5(f).

(w) “Performance Unit” means a performance unit granted under Section 5(f).

(x) “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(y) “Restricted Stock Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(z) “Rule 16b-3” means Rule 16b-3 promulgated under Section 16 of the Exchange Act.

(aa) “SAR” or “Stock Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(bb) “Shares” means shares of common stock, par value $0.0075, of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(b) hereof.

(cc) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company if each of the companies (other than the last company in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in the chain.

(dd) “Termination of Service” means the termination of the Participant’s employment, consulting services or directorship with the Company, its Subsidiaries and its Affiliates, as the case may be. A Participant employed by a Subsidiary of the Company or one of its Affiliates shall also be deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee or director of, or a consultant to, the Company, another Subsidiary of the Company or an Affiliate. In the event that a Participant who is an employee of the Company, a Subsidiary or an Affiliate becomes a Director or a consultant to the Company, a Subsidiary or an Affiliate upon the Participant’s termination of employment, unless otherwise determined by the Committee in its sole discretion, no Termination of Service shall be deemed to occur until such time as such Participant is no longer an employee of, or consultant to, the Company, a Subsidiary or an Affiliate or a Director, as the case may be. If a Participant who is a Director becomes an employee of, or a consultant to, the Company, a Subsidiary or an Affiliate upon such Participant ceasing to be a Director, unless otherwise determined by the Committee in its sole discretion, such termination of the Participant’s directorship shall not be treated as a Termination of Service unless and until the Participant’s employment or consultancy, as the case may be, terminates. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered a Termination of Service.

3. Administration.

(a) Authority of the Committee. This Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of this Plan:

(i) to select Eligible Persons to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type or types of Awards to be granted to each Eligible Person;

(iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under this Plan (including any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person, provided that such deferral shall be intended to be in compliance with Section 409A of the Code;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer this Plan;

(ix) to correct any defect or supply any omission or reconcile any inconsistency in this Plan and to construe and interpret this Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(xi) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with this Plan;

(xii) to make all other decisions and determinations as may be required under the terms of this Plan or as the Committee may deem necessary or advisable for the administration of this Plan, including to decide any disputes arising in connection with the Plan.

(b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under this Plan. Any action of the Committee with respect to this Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under this Plan from or through any Eligible Person, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of this Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d) No Option or SAR Repricing Without Stockholder Approval. Except as provided in Section 4(b), unless the approval of stockholders of the Company is obtained, (i) Options and SARs shall not be amended to lower their exercise price, (ii) Options and SARs will not be exchanged for other Options or SARs with lower exercise prices, (iii) Options and SARs with an exercise price in excess of the Fair Market Value of the underlying Shares will not be exchanged for cash or other property and (iv) no other action shall be taken with respect to Options or SARs that would be treated as a repricing under generally accepted accounting principles or the rules of the stock exchange on which the Shares are listed.

(e) Limitation on Committee’s Authority under 409A. Anything in this Plan to the contrary notwithstanding, the Committee’s authority to modify outstanding Awards shall be limited to the extent necessary so that the existence of such authority does not (i) cause an Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code or (ii) cause an Award that is otherwise deferred compensation subject to Section 409A of the Code to fail to meet the requirements prescribed by Section 409A of the Code.

4. Shares Subject to this Plan.

(a) Subject to adjustment as provided in Section 4(b) hereof, the total number of Shares reserved for issuance in connection with Awards under this Plan shall be (i) 5,318,062 plus (ii) the number of Shares subject to awards granted prior to the Original Effective Date of this Plan under the Company’s 1981 Share Option Plan, its Restricted Share Plan or its 1992 Directors Share Option Plan (the “Prior Plans”) which awards are, after the Original Effective Date, forfeited, canceled, surrendered or otherwise terminated without a distribution of Shares to the holder of the award; provided, however, that, subject to adjustment as provided in Section 4(b) hereof, no more than 5,318,062 Shares may be issued as ISOs under this Plan; and, provided, further, that for each Restricted Share, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent or Other Stock-Based Award issued, such total number of available Shares shall be reduced by 1.08 Shares. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under this Plan, exceeds the number of Shares reserved under the applicable provisions of the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under this Plan with respect to such Award shall, to the extent of any such forfeiture, repurchase, settlement, termination, cancellation, exchange or surrender, again be available for Awards under this Plan. Further, for each share underlying an Award that was granted under this Plan and is a Restricted Share, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent or Other Stock-Based Award and for each Share underlying an award other than an option or stock appreciation right that was granted under a Prior Plan, in each case, that is forfeited, cancelled, terminated, exchanged or surrendered, such forfeiture, cancellation, termination, exchange or surrender will result in the addition of 1.08 shares to the share reserve of this Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised. If any shares subject to an Award are not delivered to a Participant because the Award is exercised through a reduction of shares subject to the Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares withheld or reacquired by the Company pursuant to the exercise of an option or SAR or as consideration for the exercise of an option or SAR, and any shares withheld or reacquired by the Company in satisfaction of the Company’s tax withholding obligation on an Award shall not again become available for issuance under the Plan.

(b) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under this Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, (i) adjust any or all of (w) the number and kind of shares which may thereafter be issued under this Plan, (x) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (y) the exercise price, grant price, or purchase price relating to any Award, or (ii) provide for a distribution of cash or property in respect of any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise; provided, further, that no adjustment shall be made pursuant to this Section 4(b) that causes any Award that is not otherwise deferred compensation subject to Section 409A of the Code to be treated as deferred compensation pursuant to Section 409A of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

(c) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

(d) Shares of Plans Acquired in Certain Transactions. Subject to the listing rules of the stock exchange, if any, on which the Share is listed, a number of shares under a pre-existing shareholder-approved plan of an entity directly or indirectly acquired by the Company or any Affiliate as a result of a merger, consolidation or acquisition equal to the shares remaining available for delivery under such pre-existing shareholder-approved plan as of the date of the consummation of such transaction (as appropriately adjusted to reflect such transaction) may, if and to the extent permitted by the Board, be delivered with respect to Awards under the Plan and such shares shall not reduce the number of Shares available for issuance under the Plan pursuant to Section 4(a); provided, however, that such Awards shall not be made after the date awards or grants could have otherwise been made under the terms of such pre-existing shareholder-approved plan, absent the transaction.

(e) Non-Employee Director Aggregate Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of stockholders for the next subsequent year, including Awards granted and cash fees paid by the Company to such non-employee director, will not exceed $750,000 in total value, calculating the value of any Awards based on the grant date fair value of such Awards for financial reporting purposes.

5. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of Termination of Service by the Eligible Person.

(b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii) Option Term. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

(iii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including broker-assisted exercise arrangements), the form of such payment (including cash, Shares or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

(iv) ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code, including the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or stockholder approval of this Plan. ISOs may only be granted to employees of the Company or a parent or subsidiary corporation (as defined in Section 424 of the Code). In the case of the grant of an ISO to any Participant owning stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the exercise price of such Option must be at least 110% of the Fair Market Value of a Share on the date of grant, and the Option must expire within a period of not more than five years from the date of grant.

(c) SARs. The Committee is authorized to grant SARs (Stock Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the exercise price per Share of the SAR, as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of an SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, an SAR (A) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (B) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a stockholder including the right to vote Restricted Shares and the right to receive dividends thereon.

(ii) Certificates for Shares. Restricted Shares granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and, unless otherwise determined by the Committee, the Company shall retain physical possession of the certificate and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

(iii) Dividends. Dividends paid on Restricted Shares shall be accrued in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares and cash or other property distributed as a dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, if any (including the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Stock Unit shall be either (A) accrued in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units or other Awards, as the Committee shall determine; provided, however, that Dividend Equivalents shall be subject to all conditions and restrictions of the underlying Restricted Stock Units to which they relate.

(f) Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i) Performance Period. The Committee shall determine a performance period (the “Performance Period”) of one or more years or other periods and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon the performance criteria as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and either the range of number of Shares or the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

(iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective or adjust the Company’s performance with respect to such performance objective, in each case, in its sole discretion.

(iv) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing at the time determined by the Committee.

(v) Restriction on Dividends. No dividends or Dividend Equivalents shall be paid on any Performance Share or Performance Unit until such time (if ever) as the performance criteria associated therewith have been met.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of any underlying Awards to which they relate.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of this Plan, including unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, shall also be authorized pursuant to this Section 5(h).

6. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under this Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards and may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. Subject to Section 3(d), the per Share exercise price of any Option, or grant price of any SAR, which is granted in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate, or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

(b) Form of Payment Under Awards. Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any such deferral shall be intended to be in compliance with Section 409A of the Code. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

(c) Nontransferability. Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his or her guardian or legal representative, provided that Awards that are NQSOs may be transferred or assigned by the optionee to the optionee’s “family member” (as such term is defined in the Registration Statement on Form S-8), provided, further, that (i) there may be no consideration for any such transfer and (ii) subsequent transfers of the transferred NQSO will be prohibited other than by will or the laws of descent and distribution. An Eligible Person’s rights under this Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

(d) Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with this Plan, including the requirement that the Participant not engage in competition with, solicit customers or employees of, or disclose or use confidential information of the Company or its Affiliates.

7. Change in Control Provisions.

Unless otherwise provided by the Committee or as set forth in the applicable Award Agreement or in any other agreement, in the event of a Change in Control, each outstanding Award shall either be assumed by the successor company or parent thereof or be replaced with comparable awards with respect to capital stock of the successor company or parent thereof, such comparability to be determined by the Committee; provided, however, that notwithstanding the foregoing, if an outstanding Award is not so assumed or replaced, then (i) such outstanding Award pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change in Control, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on such outstanding Award subject to restrictions or limitations under this Plan shall lapse, and unless otherwise determined by the Committee, all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled at target (if applicable) and shall be waived by the Company at the time of the Change in Control. In no event shall any action be taken pursuant to this Section 7 that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code.

8. General Provisions.

(a) Compliance with Legal and Trading Requirements. This Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under this Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or any required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of this Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under this Plan may be subject to such other restrictions on transfer as determined by the Committee, including restrictions under the Company’s insider trading policy.

(b) No Right to Continued Employment or Service. Neither this Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under this Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations.

(d) Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders of the Company or Participants, except that any such amendment or alteration shall be subject to the approval of the Company’s stockholders (i) to the extent such stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (ii) as it applies to ISOs, to the extent such stockholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of this Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

(e) No Rights to Awards; No Stockholder Rights. No Eligible Person shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Eligible Persons. No Award shall confer on any Eligible Person any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f) Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under this Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of options and other awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction, and effect of this Plan, any rules and regulations relating to this Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Nevada without giving effect to principles of conflict of laws thereof.

(k) Plan Termination. This Plan shall terminate as to future awards on March 16, 2036 unless earlier terminated or extended by amendment.

(l) Section 409A. Awards under this Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(m) Clawback Policy. Awards granted under the Plan will be subject to recoupment in accordance with the Company’s Incentive Compensation Recoupment Policy or any other clawback policy adopted by the Company. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award

Agreement as the Committee determines necessary or appropriate, including a reacquisition right in respect of previously acquired Shares, the proceeds received from any sale of such Shares or any other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.

(n) Interpretation. The titles and headings of the sections in this Plan are for convenience of reference only. In the event of any conflict, the text of this Plan, rather than such titles or headings, shall control. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular, and the singular shall include the plural. All references to “including” shall be construed as meaning “including without limitation.” References herein to any law, agreement, instrument or other document means such law, agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan. Any reference in this Plan or in any Award Agreement to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability and all regulations promulgated under such law.

APPENDIX B

XOMA ROYALTY CORPORATION

2026 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the XOMA Royalty Corporation 2026 Employee Stock Purchase Plan (the “Plan”) is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the applicable regulations thereunder. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(b) “Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means XOMA Royalty Corporation, a Nevada corporation, and any successor corporation.

(g) “Compensation” means an Employee’s base salary from the Company or one or more Designated Subsidiaries, including such amounts of base salary as are deferred by the Employee: (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code; or (ii) to a plan qualified under Section 125 of the Code. “Compensation” does not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, non-qualified deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Company or one or more Designated Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(h) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under clauses (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation of the Company in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(i) “Designated Subsidiaries” means the Subsidiaries, which have been designated by the Administrator from time to time as eligible to participate in the Plan. As of the Effective Date, XOMA (US) LLC is the only Designated Subsidiary.

(j) “Effective Date” means December 1, 2025. However, should any Subsidiary become a Designated Subsidiary after such date, then the Administrator, in its discretion, shall designate a separate Effective Date with respect to the employee-participants of such Designated Subsidiary.

(k) “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the day that is three months and one day following the start of such leave, for purposes of determining eligibility to participate in the Plan.

(l) “Exchange Act” means the Securities Exchange Act of 1934.

(m) “Exercise Date” means the last day of each Purchase Period.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges, including the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, its Fair Market Value thereof shall be determined by the Administrator in good faith.

(o) “Offer Period” means an Offer Period established pursuant to Section 4 hereof.

(p) “Offering” means an offer under this Plan of an Option that may be exercised during an Offer Period. For purposes of the Plan, all Employees eligible to participate pursuant to Section 3 will be deemed to participate in the same Offering unless the Administrator otherwise determines that Employees of the Company or one or more Designated Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Section 1.423-2(a)(1) of the Treasury regulations issued under Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Sections 1.423-2(a)(2) and (a)(3) of such Treasury regulations.

(q) “Offering Date” means the first day of each Offer Period.

(r) “Option” means, with respect to each Offer Period, a right to purchase shares of Common Stock on the Exercise Date for such Offer Period in accordance with the terms and conditions of the Plan.

(s) “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t) “Participant” means an Employee of the Company or Designated Subsidiary who has enrolled in the Plan as set forth in Section 5(a).

(u) “Purchase Period” means a period during an Offer Period during which shares of Common Stock may be purchased in accordance with the terms of the Plan, as established by the Administrator. The first Purchase Period shall commence on the Effective Date and terminate on the next following May 31, with each subsequent Purchase Period commencing on June 1 and December 1 of each year and terminating on the next following November 30 and May 31, respectively, unless otherwise determined by the Administrator.

(v) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower.

(w) “Reserves” means, as of any date, the sum of: (i) the number of shares of Common Stock covered by each then outstanding Option under the Plan which has not yet been exercised; and (2ii) the number of shares of Common Stock which have been authorized for issuance under the Plan but not then subject to an outstanding Option.

(x) “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Eligibility.

(a) General. Subject to the further limitations in Sections 3(b) and 3(c), any individual who is an Employee on a given Offering Date shall be eligible to participate in the Plan for the Offer Period commencing with such Offering Date. No individual who is not an Employee shall be eligible to participate in the Plan.

(b) Limitations on Grant and Accrual. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan: (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds $25,000 worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

(c) Other Limits on Eligibility. Notwithstanding Section 3(a), unless otherwise determined prior to the applicable Offer Date, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 hours or less per week; (ii) Employees whose customary employment is for not more than five months in any calendar year; (iii) Employees who have not been employed for such continuous period preceding the Offering Date as the Administrator may require, but in no event shall the required period of continuous employment be equal to or greater than two years; and (iv) Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

4. Offer Periods.

(a) The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The maximum duration of an Offer Period shall be 27 months. The Plan shall be initially implemented through consecutive Offer Periods of 24 months duration, with the first Offer Period to commence on December 1, 2025 and end on November 30, 2027.

(b) A Participant shall be granted a separate Option for each Offer Period in which such Participant participates. The Option shall be granted on the Offering Date and shall be automatically exercised in successive installments on the Exercise Date(s) ending within the Offer Period.

(c) If on the first day of any Purchase Period in an Offer Period in which an Employee is a Participant, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Offering Date of the Offer Period (after taking into account any adjustment during the Offer Period pursuant to Section 18(a)), the Offer Period shall be terminated automatically and the Participant shall be enrolled automatically in the new Offer Period which has its first Purchase Period commencing on that date and shall end on the same date as the original Offer Period that was terminated automatically, provided the Employee is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

(d) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

5. Participation.

(a) An eligible Employee may become a Participant in the Plan by submitting an authorization of payroll deduction (using such form or method (including electronic forms) as the Administrator may designate from time to time) as of a date in advance of the Offering Date for the Offer Period in which such participation will commence, as required by the Administrator for all eligible Employees with respect to a given Offer Period.

(b) Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Offering Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

6. Payroll Deductions.

(a) At the time a Participant enrolls in the Plan, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding twelve percent (12%) of the

Compensation which the Participant receives during the Offer Period (or such other minimum or maximum percentage of compensation as determined by the Administrator in its sole discretion, prior to the commencement of an applicable Offering Period).

(b) All payroll deductions made for a Participant shall be credited to the Participant’s account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(c) A Participant may discontinue participation in the Plan as provided in Section 10 or may decrease the rate of payroll deductions during the Offer Period by submitting notice of a change of status (using such form or method (including electronic forms) as the Administrator may designate from time to time) authorizing a decrease in the payroll deduction rate. Any decrease in the rate of a Participant’s payroll deductions shall be effective as soon as administratively practicable following the date of the request. A Participant’s payroll deduction authorization (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions shall be decreased to 0%. Payroll deductions shall recommence at the rate provided in such Participant’s payroll deduction authorization, as amended, when permitted under Section 423(b)(8) of the Code and Section 3(b), unless such participation is sooner terminated by the Participant as provided in Section 10.

7. Grant of Option. On the Offering Date, each Participant shall be granted an Option to purchase (at the applicable Purchase Price) shares of Common Stock; provided: (i) that such Option shall be subject to the limitations set forth in Sections 3(b), 6 and 12; (ii) until otherwise determined by the Administrator, the maximum number of shares of Common Stock a Participant shall be permitted to purchase in any Offer Period shall be 5,000, subject to adjustment as provided in Section 18 or such other maximum determined by the Administrator in its sole discretion prior to the commencement of the Offer Period; and (iii) that such Option shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Administrator shall determine from time to time. Exercise of the Option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the Option, to the extent not exercised, shall expire on the last day of the Offer Period with respect to which such Option was granted. Notwithstanding the foregoing, shares subject to the Option may only be purchased with accumulated payroll deductions credited to a Participant’s account in accordance with Section 6. In addition, to the extent an Option is not exercised on each Exercise Date, the Option shall lapse and thereafter cease to be exercisable.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, the Participant’s Option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant’s account to purchase the number of full shares subject to the Option by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be carried over to the next Purchase Period or Offer Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. In addition, any amount remaining in a Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7, shall be returned to the Participant and shall not be carried over to the next Offer Period or Purchase Period. During a Participant’s lifetime, a Participant’s Option to purchase shares hereunder is exercisable only by the Participant.

(b) At the time the Option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s federal, state, local, or any other tax liability payable to any authority, national insurance, social security, or other tax withholding obligations, if any, that arise upon the exercise of the Option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant. In addition, the Company may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company deems appropriate to the extent permitted by Treasury Regulation Section 1.423-2(f).

9. Delivery. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the delivery to such Participant, as soon as administratively practicable, of the shares purchased upon exercise of the Participant’s Option.

10. Withdrawal; Termination of Employment.

(a) A Participant may, by giving notice to the Company (using such form or method (including electronic forms) as the Administrator may designate from time to time), either: (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s Option under the Plan; or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s Option under the Plan at any time. If the Participant elects withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal, such Participant’s Option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s Option on the next Exercise Date (subject to Sections 3(b), 6, 7 and 12), and after such Exercise Date, such Participant’s Option for the Offer Period will be automatically terminated and all remaining accumulated payroll deduction amounts shall be returned to the Participant. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant enrolls in such succeeding Offer Period. The Administrator may, in its discretion and on a uniform and nondiscriminatory basis, specify procedures for withdrawal.

(b) Upon termination of a Participant’s employment relationship (as described in Section 2(k)) prior to the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the Option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s Option will be automatically terminated without exercise of any portion of such Option.

11. Interest. No interest shall accrue on the payroll deductions credited to a Participant’s account under the Plan.

12. Stock.

(a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the Administrator determines that on a given Exercise Date the number of shares with respect to which Options are to be exercised may exceed: (x) the number of shares then available for sale under the Plan; or (y) the number of shares available for sale under the Plan on the Offering Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Offering Dates or Exercise Date, as applicable, and shall either continue the Offer Period then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19, below. Such allocation method shall be “bottom up,” with the result that all Option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any amount remaining in a Participant’s payroll account following such allocation shall be returned to the Participant and shall not be carried over to any future Purchase Period or Offer Period, as determined by the Administrator.

(b) A Participant will have no interest or voting right in shares covered by the Participant’s Option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

13. Administration. The Plan shall be administered by the Administrator, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan, and to designate separate Offerings for the eligible Employees of the Company and one or more Designated Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

14. Designation of Beneficiary.

(a) Each Participant may file a designation (using such form or method (including electronic forms) as the Administrator may designate from time to time) of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant (and the Participant’s spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

15. Transferability. No payroll deductions credited to a Participant’s account, Options granted hereunder, or any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may, in its sole discretion, treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of Participants. All payroll deductions received or held by the Company may be subject to the claims of the Company’s general creditors. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations of the Company. The Company shall retain at all times beneficial ownership of any investments which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Designated Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Designated Subsidiary. The Participants shall have no claim against the Company or any Designated Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

17. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and subject to Section 424 of the Code, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall, in such manner as it may deem equitable, adjust the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment, for: (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock; (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment, if any, shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

(b) Corporate Transactions. In the event of a proposed Corporate Transaction, each Option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offer Period, then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator shall notify each Participant in writing at least 10 business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that either:

(i) the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or

(ii) the Company shall pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the excess, if any, of (x) the Fair Market Value of the shares subject to the Option over (y) the Purchase Price due had the Participant’s Option been exercised automatically under Section 18(b)(i) above. In addition, all remaining accumulated payroll deduction amounts shall be returned to the Participant.

(c) For purposes of Section 18(b), an Option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the Option is replaced with a comparable Option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of Option comparability shall be made by the Administrator prior to the Corporate Transaction, and its determination shall be final, binding and conclusive on all persons.

19. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can adversely affect Options previously granted, provided that the Plan or any one or more Offer Periods then in effect may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or Purchase Period then in progress if the Administrator determines that the termination of the Plan or one or more Offer Periods is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any Offer Period, determine whether Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish or change Plan or per Participant limits on share purchases, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Section 423 of the Code and other Applicable Laws.

20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable. In addition, no Options shall be exercised or shares issued hereunder before the Plan has been approved by stockholders of the Company as provided in Section 23.

22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company.

23. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is approved by the Board. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

24. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

25. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not an “employee benefit plan” under the Employee Retirement Income Security Act of 1974, as amended.

26. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

27. Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of Nevada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction, except to the extent the internal laws of the State of Nevada are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Any reference in this Plan or in any agreements or other documents hereunder to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule, or regulation of similar effect or applicability.

28. Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term, or matter shall not be construed to limit such statement, term, or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term, or matter. References herein to any agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

XOMA ROYALTY CORPORATION ATTN: MARICEL MONTANO 2200 POWELL STREET, SUITE 310 EMERYVILLE, CA 94608 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 20, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 18, 2026 for shares held in a 401(k) plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/XOMA2026 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 20, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 18, 2026 for shares held in a 401(k) plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V89028-P49316 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY XOMA ROYALTY CORPORATION The Board of Directors recommends you vote FOR ALL the nominees: 1. Election of Director Nominees: To be elected for terms expiring in 2027 Nominees: 01) Owen Hughes 02) Jack L. Wyszomierski 03) Heather L. Franklin 04) Natasha Hernday The Board of Directors recommends you vote FOR Proposals 2 through 5: 2. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. Approval of an amendment and restatement of the 2010 Long Term Incentive and Stock Award Plan. 4. Approval of the 2026 Employee Stock Purchase Plan. 5. Approval of, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. 05) 06) 07) Barbara Kosacz Joseph M. Limber Matthew D. Perry For All ! Withhold For All All Except ! ! To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For ! ! ! ! Against ! ! ! ! Abstain ! ! ! ! NOTE: To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held On May 21, 2026: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. XOMA ROYALTY CORPORATION Annual Meeting of Stockholders May 21, 2026 9:00 AM PT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Owen Hughes and Maricel Montano, or either of them, as proxies and attorneys-in-fact, each with the power to act without the other and with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of XOMA ROYALTY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held live via the Internet at www.virtualshareholdermeeting.com/XOMA2026 at 9:00 AM PT on May 21, 2026 or at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors’ recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournments or postponements thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by the proxy may be voted for a substitute nominee selected by the Board of Directors. Continued and to be signed on reverse side